SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of
1934 (Amendment No.     )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
Columbus McKinnon Corporation
(Name of Registrant as specified in its charter)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

COLUMBUS MCKINNON CORPORATION

2018

Columbus McKinnon Corporation
205 CrossPoint Parkway
Buffalo, New York 14068

June 12, 2018

Dear Fellow Stockholder:

It is a pleasure to invite you to the 2018 Columbus McKinnon Corporation annual meeting of stockholders. The meeting will be held at 10:00 a.m., Chicago time, on Monday, July 23, 2018 at the Four Seasons Hotel Chicago, 120 East Delaware Place, Chicago, Illinois. The attached Notice of Annual Meeting of Stockholders and Proxy Statement discuss the items scheduled for a vote by stockholders at the meeting.

The Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders over the Internet. As a result, most of our stockholders will receive in the mail a notice regarding availability of the proxy materials for the annual meeting on the Internet instead of paper copies of those materials. The notice contains instructions on how to access the proxy materials over the Internet and instructions on how stockholders can receive paper copies of the proxy materials, including a proxy or voting instruction form. This process expedites stockholders’ receipt of proxy materials and lowers the cost of our annual meeting.

The Board of Directors has fixed the close of business on June 1, 2018, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy card in the enclosed postage-paid envelope or vote by telephone or using the internet as instructed on the enclosed proxy card. If you attend the Annual Meeting, you may vote your shares in person if you wish.

Please vote your shares as soon as possible. This is your annual meeting, and your participation is important.

Mark D. Morelli President & Chief Executive Officer	Alan S. Korman Vice President, General Counsel & CHRO

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

When:

Monday, July 23, 2017 at 10:00 a.m., Chicago Time

Where:

Four Seasons Hotel Chicago, 120 East Delaware Place, Chicago, Illinois

Items of Business:

1.	To elect nine Directors to hold office until the 2019 Annual Meeting and until their successors have been elected and qualified;
2.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending March 31, 2019
3.	To conduct a shareholder advisory vote on the compensation of our named executive officers; and
4.	To take action upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

Who Can Vote:

Only stockholders of record at the close of business on June 1, 2018 will be entitled to vote at the annual meeting.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders. The Company’s Proxy Statement and Annual Report to shareholders for the fiscal year ended March 31, 2018 are available at http://www.cmworks.com/investors/proxy.

Stockholder’s Letter
Notice of 2018 Annual Meeting

Voting Recommendations	1
Business Highlights	2
Proposal 1: Election of Directors	3
Proposal 2: Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending March 31, 2019	8
Proposal 3: Advisory vote on the compensation of our named executive officers	9
Voting Standard	10
Corporate Governance Policy	11
General Corporate Governance Policy	11
Board Leadership Structure	11
Board Composition and Diversity	12
Board Experience and Qualifications	13
Board Independence	13
Board Meetings and Attendance	13
Code of Ethics	13
Risk Oversight	14
Audit Committee	14
Compensation and Succession Committee	15
Corporate Governance and Nomination Committee	16
Director Stock Ownership Guidelines	17
Officer Stock Ownership Guidelines	17
Director Compensation	17
Executive Officers	19
Security Ownership	20
Sect. 16(a) Beneficial Ownership	21
Related Party Transactions	21

Summary of Proxy Statement

This summary highlights selected information in this Proxy Statement and does not contain all of the information that you should consider in deciding how to vote. Please read the complete proxy statement carefully before voting.

Annual Meeting Information

Time and Date	Location	Record Date
10:00 a.m., Chicago time, on Monday, July 23, 2018	Four Seasons Hotel Chicago 120 East Delaware Place Chicago, Illinois 60611	June 1, 2018

Voting Recommendations

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Columbus McKinnon Corporation, a New York corporation (“our Company”, “we” or “us”), of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting. At the close of business on June 1, 2018, we had outstanding 23,137,457 shares of our common stock, $.01 par value per share, the holders of which are entitled to one vote per share on each matter properly brought before the Annual Meeting.

The shares represented by all valid proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted (i) FOR the nominees for Director named in this Proxy Statement, (ii) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending March 31, 2019, and (iii) FOR the advisory approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosure as contained elsewhere in this Proxy Statement.

In order for business to be conducted, a quorum must be present at the Annual Meeting. A quorum is a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Abstentions, broker non-votes and withheld votes will be counted in determining the existence of a quorum at the Annual Meeting. Votes may be cast FOR, AGAINST (withhold) or ABSTAIN on the approval of these proposals. Abstentions and broker non-votes are not counted in the number of votes cast and will have no effect on the results of the vote. Proxy cards that are executed and returned without any designated voting direction will be voted in the manner stated on the proxy card.

Brokers may not vote your shares on any matter in the absence of specific voting instructions from you. Please contact your broker directly if you have questions about how to provide such instructions. The execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. A shareholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

2018 PROXY STATEMENT

Summary of Proxy Statement

Business Highlights:

•	Revenue increased $202M or 32% year over year. $145M of the growth is attributed to Stahl, foreign currency translation represented $14M, while the remaining $43M or 6.9% is organic growth
•	Rolled out new three year strategic plan “Blueprint 2021.” Successfully executed Phase 1 of the plan
•	Delivered $6M of Stahl synergies
•	Paid down $60M of debt and reduced Net Leverage ratio to 2.6x by 3/31/18
•	Successfully launched and deployed Columbus McKinnon’s new business operating system “E-PAS”
•	Established new mission, vision and core values for the global organization
•	Aligned strategy with new global organizational structure

* OI% is OI% revenue

2018 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

NEW BOARD DEVELOPMENTS

•	On October 22, 2017, Ms. Kathryn V. Roedel joined the Board of Directors of the Company.
•	On May 21, 2018, Mr. Aziz S. Aghili joined the Board of Directors of the Company.
•	On July 23, 2018, Mr. Stephen Rabinowitz will retire from the Board of Directors of the Company. The Board and Management thank Mr. Rabinowitz for his fourteen years of dedicated service on behalf of the Company.

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board of Directors shall consist of not less than three nor more than nine Directors, amended on March 26, 2018 to no more than ten Directors between May 1, 2018 and August 1, 2018, thereafter reverting back to nine Directors to accommodate an orderly transition of the addition of Mr. Aghili to the Board and the retirement of Mr. Rabinowitz from the Board on July 23, 2018. The Directors are to be elected at each annual meeting of shareholders and to serve for a term of one year or until their successors are duly elected and qualified. Each of the Directors attended at least 75% of the Board meetings held in 2017, except Ms. Roedel who joined the Board in 2017.

Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election as Directors of Ernest R. Verebelyi, Mark D. Morelli, Richard H. Fleming, Nicholas T. Pinchuk, Liam G. McCarthy, R. Scott Trumbull, Heath A. Mitts, Kathryn V. Roedel and Aziz A. Aghili, each of whom has been previously elected by our shareholders other than Ms. Roedel and Mr. Aghili. If any of these nominees should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person as the Board of Directors shall designate. The Board of Directors has no reason to believe that any of these nominees will be unable or unwilling to serve if elected to office.

The following information is provided concerning the nominees for Director:

Name	Age	Position
Ernest R. Verebelyi	70	Chairman of the Board and Director
Mark D. Morelli	54	President and Chief Executive Officer and Director
Richard H. Fleming	71	Director
Nicholas T. Pinchuk	71	Director
Liam G. McCarthy	62	Director
R. Scott Trumbull	69	Director
Heath A. Mitts	47	Director
Kathryn V. Roedel	57	Director
Aziz S. Aghili	59	Director

2018 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Ernest R. Verebelyi

Director since January 2003; Chairman of the Board since August 2005

Age: 70

Principal Occupation: Retired from Terex Corporation

Board Committees: Chairman of the Board

Mr. Verebelyi retired from Terex Corporation, a global diversified equipment manufacturer, in October 2002 where he held the position of Group President. Prior to joining Terex in 1998, he held executive, general management and operating positions at General Signal Corporation, Emerson, Hussmann Corporation, and General Electric. Mr. Verebelyi served as a director of CH Energy Group, Inc. (NYSE:CHG) starting in 2006 and was elected lead director in 2012 through its sale in June of 2013.

Mr. Verebelyi’s qualifications to serve on the Board include his senior leadership and public company board and governance experience, his global strategic planning, and his strong background and expertise in the manufacturing sector with large multinational corporations, which is invaluable in evaluating the performance of management and other aspects of the Company.

Mark D. Morelli

Director since February 2017

Age: 54

Principal Occupation: President and Chief Executive Officer

Mr. Morelli served as President and Chief Operating Officer of Brooks Automation (NASDAQ:BRKS) from 2012 to 2016. Previous to his role at Brooks Automation, Mr. Morelli was the Chief Executive Officer of Energy Conversion Devices, an alternative energy company. Prior to that, Mr. Morelli was with United Technologies from 1993 to 2007, where he progressed through product management, marketing, strategy and increasing responsibilities of general management. His last assignment was as President of Carrier Commercial Refrigeration. He began his career as a U.S. Army officer and helicopter pilot, serving as a company commander of an attack helicopter unit.

Mr. Morelli’s qualifications to serve on the Board include his executive leadership experience in global industrial and technology companies, operations and product development expertise and his proven track record of building high performing organizations.

Richard H. Fleming

Director since March 1999

Age: 71

Principal Occupation: Retired from USG Corporation

Board Committees: Chair of Governance and Nomination; Audit

In February 1999, Mr. Fleming was appointed Executive Vice President and Chief Financial Officer of USG Corp. (NYSE:USG). Effective May 1, 5 2012 Mr. Fleming retired from the position of Chief Financial Officer at USG. Prior thereto, Mr. Fleming served USG Corp. in various executive financial capacities, including Senior Vice President and Chief Financial Officer from January 1995 to February 1999 and Vice President and Chief Financial Officer from January 1994 to January 1995. Mr. Fleming also serves as a member of the Board of Directors of Boise Cascade Company (NYSE:BCC) and OE Holdings, LLC, a private company. He is also a director for several not-for-profit entities including UCAN and the University of the Pacific.

Mr. Fleming’s qualifications to serve on the Board include his senior leadership and public company board and governance experience in global manufacturing companies and his high level of expertise and background in finance and accounting matters and strategic planning.

2018 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Nicholas T. Pinchuk

Director since January 2007

Age: 71

Principal Occupation: Chairman, President and CEO of Snap-on Incorporated

Board Committees: Governance and Nomination; Compensation and Succession

Mr. Pinchuk is the Chairman and President and CEO of Snap-on Incorporated (NYSE:SNA), an S&P 500 company. Prior to that, Mr. Pinchuk served as Senior Vice President and President of Snap-on’s Worldwide Commercial and Industrial Group since June 2002. Prior to joining Snap-on, Mr. Pinchuk served in several executive operational and financial management positions at United Technologies Corporation, including President, Global Refrigeration Operations of its Carrier Corporation unit and President of Carrier’s Asia-Pacific Operations. He also served in financial and engineering managerial staff positions at the Ford Motor Company from 1972 to 1983. Mr. Pinchuk served as an officer in the United States Army in Vietnam.

Mr. Pinchuk’s qualifications to serve on the Board include his senior leadership and public company board and governance experience and his manufacturing and international operations expertise, especially in Asia-Pacific.

Liam G. McCarthy

Director since November 2008

Age: 62

Principal Occupation: Retired from Molex Incorporated

Board Committees: Governance and Nomination; Compensation and Succession

Mr. McCarthy retired in June 2017 from Molex LLC., (previously NASDAQ:MOLX, acquired 2013 by Koch Industries, Inc.). Mr. McCarthy served Molex in various executive and management capacities, including President and Chief Supply Chain Officer through June 2017, President and Chief Operating Officer through December, 2015, Vice President, Operations, Europe from 2001 to 2005; President, Data Communications Division, Americas Region from 1998 to 2001; General Manager, Singapore from 1993 to 1998; Regional Marketing Manager, Far East South Region from 1991 to 1993; and Materials Director, Singapore from 1989 to 1991.

Mr. McCarthy’s qualifications to serve on the Board include his extensive global leadership experience, having held significant executive roles in Operations and Business development while living in Asia, Americas and Europe. A passionate leader of creating value through excellence in operations and continuous improvement, he set up global capability centers for Molex in China and India and was the driving force behind a world class Supply Chain function. He has served on several boards including the Molex board of Koch Industries, the Chicago Council on Global Affairs, the Singapore National Science and Technology Council and on Singapore’s Economic Development Board.

2018 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

R. Scott Trumbull

Director since January 2014

Age: 69

Principal Occupation: Retired from Franklin Electric Company, Inc.

Board Committees: Chair Compensation and Nomination; Audit

Mr. Trumbull retired as Non-Executive Chairman of the Board of Franklin Electric Company, Inc. (NASDAQ:FELE) in May, 2015. He joined the Board of Franklin Electric in 1998 and was elected Chief Executive Officer of the company in December, 2002 until retiring in May, 2014. Prior to joining Franklin Electric, Mr. Trumbull began his career at Owens-Illinois in 1972, progressively advancing through various operational and leadership positions to the role of Executive Vice President and Chief Financial Officer. Mr. Trumbull serves on the Board of Directors of Welltower, Inc. (NYSE:HCN), Schneider National (NYSE:SNDR) and the Artisan Funds.

Mr. Trumbull’s qualifications to serve on the Board include his senior leadership and public company board and governance experience, his high level of finance and accounting background and extensive manufacturing and operations expertise.

Heath A. Mitts

Director since May 2015

Age: 47

Principal Occupation: EVP and CFO at TE Connectivity

Board Committees: Chair Audit; Governance and Nomination

Mr. Mitts is Executive Vice President and CFO at TE Connectivity Ltd. (NYSE: TEL). Prior thereto, Mr. Mitts was Senior Vice President and Chief Financial Officer of IDEX Corporation (NYSE:IEX). Prior to joining IDEX Corporation, Mr. Mitts was at PerkinElmer, Inc. in various senior financial management roles in both North America and in Singapore. He went to PerkinElmer after five years at Honeywell where he gained world-class training in financial planning and analysis, progressing through various managerial roles including Director of Finance.

Mr. Mitt’s qualifications to serve on the Board include his senior leadership and governance experience, his high level of finance and accounting background and his international industrial experience.

Kathryn V. Roedel

Director since October, 2017

Age: 57

Principal Occupation: Retired from Sleep Number Corporation

Board Committees: Audit; Compensation and Succession

Ms. Roedel retired in 2016 from her position of EVP, Chief Services and Fulfillment Officer at Sleep Number Corporation (NASDAQ: SCSS), a direct to consumer, vertically integrated mattress retailer and manufacturer. Prior to joining Sleep Number in 2005, Ms. Roedel held VP and General Management positions in operations, supply chain, services and continuous improvement, spanning 22 years with General Electric’s Healthcare and Information Services businesses. Ms. Roedel also serves on the Board of Directors of Generac Holdings, Inc. (NYSE: GNRC) and The Jones Family of Companies, a private company.

Ms. Roedel’s qualifications to serve on the Board include her senior leadership and public company board and governance experience and her international supply chain experience.

2018 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Aziz S. Aghili

Director since May 2018

Age: 59

Principal Occupation: President, Off-Highway Drive & Motion Technologies, Dana Holding Corporation

Board Committees: Governance and Nomination; Compensation and Succession

Mr. Aghili is president of Off-Highway Drive and Motion Technologies for Dana Holding Corporation and resides in Europe. Mr. Aghili joined Dana in 2009 as president of Dana Europe, before being named President of Dana Asia-Pacific in 2010. Prior thereto, he spent more than 20 years at ArvinMeritor, where he most recently served as Vice President and General Manager of Body Systems. Additionally, he held strategic leadership positions around the world, including Vice President and General Manager of Asia Pacific and Vice President of Global Procurement, Commercial Marketing, and Business Development Asia Pacific. Before joining ArvinMeritor, he worked for Nissan Motor Company and General Electric Plastics.

Mr. Aghili’s qualifications to serve on the Board include his senior leadership and governance experience and his global manufacturing and operations experience.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

2018 PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2019

General

We are asking our shareholders to ratify our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019. In the event our shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and its shareholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed to us by Ernst & Young LLP for fiscal years 2017 and 2018 are as follows:

	Fiscal Year 2018 ($ in thousands)	Fiscal Year 2017 ($ in thousands)
Audit Fees(1)	2,608	1,836
Audit Related Fees(2)	10	1,036
Tax Fees(3)	421	437
All Other Fees(4)	3	3
Total	3,042	3,312
(1)	Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.
(2)	Consists of certain agreed upon procedures
(3)	Consists of all tax related services
(4)	Consists of all other products and services provided other than the services reported under audit fees and tax fees.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2019.

2018 PROXY STATEMENT

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are required pursuant to Section 14A of the Exchange Act to provide a non-binding stockholder vote on our executive compensation as described in this proxy statement (commonly referred to as “Say-on-Pay”).

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure, set forth in this proxy statement.

We maintain a compensation program that is comprehensive, consisting of base salary, annual incentives, long-term incentives and benefits, in support of our objective of providing superior value to shareholders and customers. Our program is designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long-term results. Our business success depends on our ability to attract and retain executive talent through competitive compensation opportunities provided by our program.

For the reasons discussed above, the Board of Directors unanimously recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders hereby APPROVE, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement prepared in connection with its 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and narrative discussion).”

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” THE APPROVAL OF THE COMPANY’S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS.

2018 PROXY STATEMENT

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Voting Standard

Proposal No. 1 Election of Directors
If you do not provide voting instructions, your broker may not vote on this matter.

Each director nominee receiving the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote in the election of directors will be elected as a director. Abstentions and broker non-votes will have no effect on the results of this vote. A majority of votes cast means the number of votes cast “For” exceeds the number of votes cast “Withhold.”

Proposal No. 2 Ratification of Independent Registered Public Accounting Firm
If you do not provide voting instructions, your broker may not vote on this matter.

The proposal to appoint Ernst & Young LLP as our independent registered public accounting firm for the year ending March 31, 2019 will be ratified by the affirmative vote of a majority of shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the results of this vote.

Proposal No. 3 Advisory Approval of Our Executive Compensation
If you do not provide voting instructions, your broker may not vote on this matter.

The advisory vote approving executive compensation will be determined by the affirmative vote of a majority of shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the results of this vote.

Although this advisory vote is non-binding, the compensation committee and our board of directors will review the results of the vote. The compensation committee will consider our shareholders’ preferences and take them into account in making future determinations concerning the compensation of our executives.

The voting results of the annual meeting will be published no later than four business days after the Annual Meeting on a Form 8-K filed with the Securities and Exchange Commission, which will be available in the investor relations section of our website at www.cmworks.com.

If the Proxy is submitted and no voting instructions are given, the person or persons designated will vote the shares “For” the election of the Director nominees, “For” the appointment of Ernst & Young, LLP and “For” the advisory vote on executive compensation in accordance to the Board vote recommendations.

Our management does not presently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

2018 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

Governance Highlights

Our Company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust.

Independence	•	Eight of our nine directors are independent
	•	Our Chairman is an independent director
	•	Our CEO is the only management director
	•	All of our Board committees are comprised of only independent directors and have the ability to hire third-party advisors
Executive Sessions	•	The independent directors regularly meet in executive sessions
	•	The Non-Executive Chairman presides at executive sessions of the independent directors
Board Oversight of Risk Management	•	Our Audit Committee annually reviews our guidelines and policies that govern the process by which we assess and manage our exposure to risk
	•	Our Compensation and Succession Committee reviews the annual compensation risk assessment and retains an independent compensation consultant
	•	We have recoupment or “clawback” provisions to recover certain executive pay
Stock Ownership Requirements	•	Our Directors and Executives are subject to minimum stock ownership requirements designed to align their interests with those of stockholders
Diversity	•	Our current board has a rich mixture of educational, professional, experiential, age, gender and global diversity
Vote Standard	•	Voluntarily adopted majority voting in uncontested election; plurality voting in contested election; and implemented early retirement of the Poison Pill

General Corporate Governance Policy

Our Board of Directors believes that its overriding responsibility is to offer guidance and the benefit of its collective experience to help our management understand the risks confronting, and opportunities available to, our Company. In furtherance of this responsibility, our Board of Directors has adopted a General Corporate Governance Policy setting forth certain policies, guidelines and procedures it deems important to the successful satisfaction of this responsibility.

These policies and procedures include guidelines as to the eligibility, independence, evaluation, education, succession planning, compensation and indemnification of our Directors, as well as with respect to specific transactions requiring the prior formal approval of our Board of Directors. A copy of our General Corporate Governance Policy is posted on the Investor Relations section of the Company’s website at www.cmworks.com.

Board Leadership Structure

The roles of the Company’s Chairman of the Board and President and Chief Executive Officer have been served by separate individuals since 1998. This leadership structure supports our belief that it is the President and Chief Executive Officer’s responsibility to manage the Company and the Chairman’s responsibility to manage the Board. Since Mr. Verebelyi’s election as our Chairman of the Board in

August 2005, that position has been filled by an independent Director. As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have an independent Chairman whose sole job is leading the Board. We believe our President and Chief Executive Officer and Chairman of the Board have had an excellent working relationship.

2018 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

By separating the roles of the Chairman of the Board and President and Chief Executive Officer positions, we ensure there is no duplication of effort between them. We believe this provides strong leadership for our Board of Directors, while also positioning our President and Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and other stakeholders.

As part of our annual Board of Directors self-evaluation process, we evaluate our leadership structure to ensure that it continues to provide the optimal structure for our Company and shareholders. A Chair rotation and succession schedule is reviewed and updated annually by the Board in addition to the Chairman conducting individual reviews with the Directors on their interests and thoughts around Chair candidates, rotation and succession. We believe our current leadership structure is the optimal structure for our Company at this time.

Board Composition and Diversity

Our Corporate Governance and Nomination Committee is responsible for developing the general criteria, subject to approval by our Board of Directors, for use in identifying, evaluating and selecting qualified candidates for election or re-election to the Board. The Governance and Nomination Committee annually reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board including, reviewing and updating a Board competency skills matrix for each Director. The Corporate Governance and Nomination Committee, in recommending candidates for election or re-election to the Board, seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets. When the Corporate Governance and Nomination Committee review a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the attributes of the existing Directors.

The charter of the Corporate Governance and Nomination Committee includes as a statement of responsibility that the Committee assure that the composition of the Board of Directors includes appropriate breadth, depth and diversity of experience and capabilities. In identifying candidates for Director, the Corporate Governance and Nomination Committee and the Board of Directors take into account (i) the comments and recommendations of Directors made in connection with the Board’s annual self-evaluation regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members, (ii) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors overall composition, (iii) the independence of outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors and (iv) all other factors it considers appropriate. Our current board has a rich mixture of educational, professional, experiential, gender, and global diversity and we will continue to consider these and the other mentioned factors when considering future directors.

2018 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

Blend of Experiences and Qualifications

Director Experience	1	2	3	4	5	6	7	8	9
Finance/Accounting
Operations/Lean
International Business
Strategic Planning
Sales/Marketing
Branding/NPD
Human Resources
Supply Chain/Logistics

Board of Directors Independence

Our Board of Directors has determined that each of its current members, other than Mr. Morelli, is independent within the meaning of the NASDAQ Stock Market, Inc., listing standards as currently in effect. In addition, each member of the Audit

Committee, the Corporate Governance and Nominating Committee and the Compensation and Succession Committee is independent.

Board Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate. All Directors are expected to attend each meeting of the Board of Directors and the committees on which he or she serves, and are also invited, but not required, to attend the Annual Meeting. Agendas for meetings of the Board of Directors include executive sessions for the independent Directors to meet without the management Director present. During the fiscal year ended March 31, 2018, our Board of Directors held five (5) meetings. Each Director, other than Ms. Roedel who joined the Board in October, 2017, and Mr. Aghili who joined the Board in May, 2018 has attended at least 75% of the aggregate number of meetings of our Board of Directors and meetings held by all committees of our Board of Directors on which he or she served and attended the 2017 Annual Shareholder Meeting.

Code of Ethics

Our Board of Directors adopted a Code of Ethics which governs all of our Directors, officers and employees, including our Chief Executive Officer and other executive officers. This Code of Ethics is posted on the Corporate Governance section of the Company’s website at www.cmworks.com. The Company will disclose on its website any amendment to this

Code of Ethics or waiver of a provision of this Code of Ethics, including the name of any person to whom the waiver was granted. Our Chief Compliance Officer has responsibility to implement and maintain an effective ethics and compliance program. She also has responsibility to provide updates on our ethics and compliance program to the Audit Committee.

2018 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of the Company’s risk management is not only understanding the risks it faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee oversees the Company’s enterprise risk management process, as well as focuses on financial and fraud risks, including internal controls, and receives an annual risk assessment report from the Company’s General Counsel and internal auditors. The Company’s General Counsel and his staff also assist the Board of Directors in fulfilling its oversight responsibility with respect to regulatory compliance and legal issues that affect the Company. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of appropriate risk-taking behavior consistent with the Company’s business strategy and goals.

Audit Committee

Audit Committee
Primary Responsibilities

   •   Assist the Board in monitoring the integrity of our financial statements, our compliance with financial reporting and related legal and statutory requirements and the independence and performance of our internal and external auditors.
   •   Review our risk assessment and risk management policies.
   •   Select and employ a firm of independent registered public accountants to audit our financial statements and internal control over financial reporting each year, which firm is ultimately accountable to the Audit Committee and the Board.

Each member of our Audit Committee is independent as defined under the Securities Exchange Act of 1934, as amended and section 3 of the Sarbanes-Oxley Act of 2002, and under the NASDAQ Stock Market, Inc. rules. Pursuant to Section 407 of the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that Messrs. Trumbull, Fleming and Mitts qualify as “audit committee financial experts.” The duties of our Audit Committee consist of (i) appointing or replacing our independent auditors, (ii) pre-approving all auditing and permitted non-audit services provided to us by our independent auditors, (iii) reviewing with our independent auditors and our management the scope and results of our annual audited financial statements, our effectiveness of internal control over financial reporting, our quarterly financial statements and significant financial reporting issues and judgments made in connection with the preparation of our financial statements, (iv) reviewing our management’s assessment of the effectiveness of our internal controls, (v) reviewing insider and affiliated party transactions (vi) establishing procedures for the receipt, retention and treatment of complaints received regarding accounting or internal controls and (vii) overseeing the enterprise risk management system. The Audit Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.cmworks.com.

Met 5 times in fiscal year 2018
Independent Members
Heath A. Mitts, Chair
Richard H. Fleming
R. Scott Trumbull
Kathryn V. Roedel
Financial Expert
Heath A. Mitts, Chair
Richard H. Fleming
R. Scott Trumbull

2018 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

Compensation and Succession Committee

Compensation and Succession Committee
Primary Responsibilities

   •   Review and make recommendations to the Board regarding management organization, succession and development programs.
   •   Review and approve, or recommend for approval, the election of corporate officers and their salaries, incentive compensation and bonus awards.
   •   Make the decisions required by a committee of the Board under all stock and deferred compensation plans.
   •   Approve and report to the Board changes in salary ranges for all other major position categories and, as outlined in its charter, changes in our retirement, group insurance, investment, management incentive compensation and bonus and other benefit plans.

Each member of our Compensation and Succession Committee is an independent Director under the NASDAQ Stock Market, Inc., rules currently in effect. The principal functions of this Committee are to (i) review and make recommendations to the Board of Directors concerning our compensation strategy, (ii) establish corporate performance measures and goals under our performance-based incentive programs, (iii) determine individual compensation targets for our executive officers under our incentive programs, (iv) evaluate and certify whether performance goals have been met at the end of the performance period, (v) determine salary increases and award amounts for individual executive officers, (vi) review and approve (or recommend to the Board of Directors for approval) any material changes to our salary, incentive, and benefit programs and assure that these programs are administered in a manner consistent with the compensation strategy, (vii) review and make recommendations to the Board of Directors concerning equity grants, (viii) assess and evaluate risk in connection with our compensation plans and programs, (ix) review and make recommendations to the Board of Directors concerning compensation and bonus for the Chief Executive Officer and Chief Financial Officer, and (x) perform other functions as identified in the Compensation and Succession Committee charter.

The Compensation and Succession Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.cmworks.com. Additional information on the Compensation and Succession Committee’s processes and procedures are addressed in the Compensation Discussion and Analysis section of this Proxy Statement.

Met 5 times in fiscal year 2018 Independent Members R. Scott Trumbull, Chair Nicholas T. Pinchuk Liam G. McCarthy Kathryn V. Roedel Aziz S. Aghili

2018 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

Corporate Governance and Nomination Committee

Corporate Governance and Nomination Committee
Primary Responsibilities

   •   Make recommendations to the Board concerning the size, composition, skills of the Board and its committees.
   •   Recommend nominees for election or reelection as directors.
   •   Consider other matters pertaining to Board membership and governance
   •   Evaluate Board performance and assess the adequacy of, and compliance with, our
        Corporate Governance Guidelines and Code of Business Conduct.

Our Corporate Governance and Nomination Committee is responsible for (i) evaluating the composition, skills, organization and governance of our Board of Directors and its committees, (ii) monitoring compliance with our system of corporate governance and (iii) developing criteria, researching and making recommendations with respect to candidates for membership on our Board of Directors.

Each member of the Corporate Governance and Nomination Committee is an independent Director under the NASDAQ Stock Market, Inc., rules currently in effect. Our Corporate Governance and Nomination Committee does not solicit direct nominations from our shareholders, but will give due consideration to written recommendations for nominees from our shareholders for election as directors that are submitted in accordance with our By-Laws. See the information contained in our By-Laws under the heading “Shareholders’ Proposals.”

Generally, a shareholder who wishes to nominate a candidate for Director must give us prior written notice thereof, which notice must be personally delivered or mailed via registered first class mail, return receipt requested, to our Secretary and must be received by our Secretary not less than 90 days nor more than 120 days prior to the one-year anniversary of the previous year’s Annual Meeting. The shareholder’s recommendation for nomination must contain the following information as to each nominee for Director: the nominee’s name, age, business address and residence address; the nominee’s principal occupation or employment for the previous five years; the number of shares of our common stock owned by such candidate; and any other information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors pursuant to our By-Laws. Any nomination not made in strict accordance with the foregoing provisions will be disregarded at the direction of our Chairman of the Board.

The Corporate Governance and Nomination Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.cmworks.com.

Met 6 times in fiscal year 2018 Members Richard H. Fleming, Chair Nicholas T. Pinchuk Liam G. McCarthy Heath A. Mitts Aziz S. Aghili

2018 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

Director Stock Ownership Guidelines

Our General Corporate Governance Policy contains a guideline whereby all Directors are asked to beneficially own not less than 10,000 shares of our common stock within five years of becoming a Director. Any Restricted Stock Units granted to a Director pursuant to the Columbus McKinnon Corporation 2016 Long Term Incentive Plan (the “Omnibus Plan”) or any successor plan are included in determining the number of shares owned by such Director for these purposes. All Directors are in compliance with this Policy.

We maintain a “nonqualified” deferred compensation plan offered to our Directors. The plan is an unfunded plan intended to help participants supplement their retirement income while providing them an opportunity to invest a portion of their cash compensation. Under the plan, each Director who receives cash compensation for board service may elect to defer all or a portion of his or her cash compensation in a calendar year. Mr. Verebelyi has elected to defer cash compensation in 2018 under this plan. We do not anticipate making any changes to this plan in 2018.

Officer Stock Ownership Guidelines

Consistent with our objective of aligning management’s interests with shareholders, we have established stock ownership requirements for all corporate and operating officers to maintain or accumulate minimum ownership levels of the Company’s Common Stock. Executives are required to retain a portion of their equity compensation upon vesting of shares or exercise of options. The portion that each executive must continue to hold is described as the retention ratio which is applied to the after-tax shares received by the executive. If the value of shares held by an executive exceeds a specified multiple of base salary, the executive is no longer subject to the retention ratio requirement with respect to additional after-tax shares received by the executive. Each NEO is currently subject to the retention ratio requirement. The following table summarizes the ownership guidelines, as well as the respective retention ratio, for executives.

Position / Title	Multiple of Base Salary	Retention Ratio
Chief Executive Officer	5X	50%
Chief Financial Officer	4X	50%
Other Executive Committee Members(1)	3X	50%
Other Officers(2)	2X	40%
(1)	Messrs. McCormick, Korman and Wozniak are deemed Executive Committee members
(2)	Other Officers include the Controller and Treasurer

Director Compensation

The following table sets forth the annual target compensation provided to the Company’s Directors during the fiscal year ended March 31, 2018. Mr. Aghili is not reflected in the following tables since he joined the Board in May, 2018 but shall receive the same target compensation.

Director	Annual Retainer - Cash ($)	Annual Retainer - Stock ($)	Restricted Stock Units(1) ($)	Chairman of the Board ($)	Committee Chair Fees ($)	Target Annual Compensation ($)
Heath A. Mitts	65,000	60,000	53,760	—	20,000	198,760
Richard H. Fleming	65,000	60,000	53,760	—	15,000	193,760
Kathryn V. Roedel	65,000	60,000	53,760	—	—	178,760
Liam G. McCarthy	65,000	60,000	53,760	—	—	178,760
Nicholas T. Pinchuk	65,000	60,000	53,760	—	—	178,760
Stephen Rabinowitz	65,000	60,000	53,760	—	—	178,760
Mark D. Morelli(2)	—	—	—	—	—	—
R. Scott Trumbull	65,000	60,000	53,760	—	20,000	198,760
Ernest R. Verebelyi	65,000	60,000	53,760	60,000	—	238,760
(1)	Each Director is granted 1,500 restricted stock units annually which vest over 3 years. Shares are valued based upon the March 31, 2018 closing price of $35.84 per share.
(2)	Mr. Morelli receives no separate compensation as a Director of the Company.

2018 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

The following table provides the taxable compensation received by the Directors during the fiscal year ended March 31, 2018. Unless otherwise noted, “Other Compensation” represents the cash payment of fractional shares.

Director	Annual Retainer (Cash) ($)	Annual Retainer (Stock)(1) ($)	Chairman of the Board ($)	Committee Chair Fees ($)	Other Compensation ($)	Total Annual Fees(2) ($)
Heath A. Mitts	62,500	97,801	—	10,000	17	170,318
Richard H. Fleming	62,500	97,801	—	13,250	33	173,584
Kathryn V. Roedel	32,500	—	—	—	—	32,500
Liam G. McCarthy	62,500	97,801	—	—	33	160,334
Nicholas T. Pinchuk	62,500	97,801	—	—	33	160,334
Stephen Rabinowitz	62,500	97,801	—	10,000	33	170,334
R. Scott Trumbull	62,500	97,801	—	16,500	33	176,834
Ernest R. Verebelyi	62,500	97,801	56,250	—	33	216,584
(1)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock using the assumptions set forth in the footnotes to the financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018. This figure includes the 1,500 restricted stock units granted annually which vest over 3 years, as well as the $60,001 in shares that were granted with immediate vesting provisions.
(2)	No additional fees are paid for attendance at Board of Director or committee meetings. Our Directors are reimbursed for reasonable expenses incurred in attending such meetings.
(3)	Other compensation in cash in lieu of fractional shares.

2018 PROXY STATEMENT

OUR EXECUTIVE OFFICERS

Name	Age	Position
Mark D. Morelli	54	President and Chief Executive Officer and Director
Bert A. Brant	57	Vice President - Global Manufacturing Operations
Alan S. Korman	57	Vice President Corporate Development, General Counsel & CHRO
Mark Paradowski	48	Vice President - Information Services
Peter M. McCormick	57	Vice President - Crane Solutions
Gregory P. Rustowicz	58	Vice President Finance and Chief Financial Officer
John H. Stewart	62	Vice President - Engineered Solutions
Kurt F. Wozniak	54	Vice President - Industrial Products
Benjamin AuYeung	54	Vice President - APAC

All of our executive officers are elected annually at the first meeting of our Board of Directors following the Annual Meeting of Shareholders and serve at the discretion of our Board of Directors. There are no family relationships between any of our officers or Directors. Mr. Buer retired and Dr. Celi left the Company in 2017. Recent business experience of our executive officers who are not also Directors follows:

Bert A. Brant joined the Company in February, 2018 as V.P. Global Manufacturing Operations. Prior to that he was SVP, Global Operations for Colfax Fluid Handling, a division of Colfax Corporation. Prior to joining Colfax in 2014, he led operations in the U.S., Mexico and Canada for Apex Tool Group.

Alan S. Korman joined the Company in January, 2011 as General Counsel and Assistant Secretary. In July 2011, he was elected V.P., General Counsel and Corporate Secretary. In 2015 he assumed the role of Corporate Development and in November, 2017 the role of Chief Human Resources Officer. From 1994 until January 2011, he served in various senior executive positions of responsibility at Ivoclar Vivadent, Inc., including Vice President, General Counsel and Secretary, and President of Pentron Ceramics, Inc.

Mark Paradowski joined the Company in 1997 as a Technical Manager. In August, 2013, he was named Vice President - Information Services. Prior to that, he served as Director - Global Information Systems after having served as Director Information Services. Before joining the company, Mr. Paradowski held various positions with Oracle Corporation and Electronic Data Systems (EDS).

Peter M. McCormick joined the Company in 2015 with the acquisition of Magnetek. He served as President/CEO of Magnetek from 2008 until 2016. From 2006 to 2008 he was Executive VP and COO of Magnetek. In 2016 he assumed the role of Integration Manager STAHL. In 2017 he was appointed Vice President Crane Solutions Group.

Gregory P. Rustowicz joined the Company in August, 2011 as Vice President - Finance and Chief Financial Officer. From 2007, he was Vice President Finance and Corporate Treasurer at Momentive Performance Materials Inc. Prior thereto, he spent 20 years in various financial management positions for PPG Industries, Inc, including Group CFO for the Glass, Fiber Glass and Chemicals Businesses, CFO for Transitions Optical, Inc., and Assistant Treasurer and Global Credit Director. Prior to PPG, he worked as a CPA for KPMG.

John H. Stewart joined the Company in 1980 and was named V.P. Engineered Products Group in 2017. He was Managing Director of Duff Norton US from 2014 to 2017. Prior thereto, he was Corporate Director of Quality and Lean from 2006 to 2014 and Division President at Duff Norton Company/VP Operations Yale from 1980 to 2006.

Kurt F. Wozniak joined Columbus McKinnon in 1999. He was named V.P. Industrial Products Group in 2017. Prior thereto, he was Vice President - Americas on April 1, 2014. Since July 2012, he served as the Vice President - Latin America. Prior to that, he had been Managing Director - Latin America since July 2010. He has also served as Director, Corporate Development and Director, Materials Management. Previously, Mr. Wozniak was a management consultant with Ernst & Young LLP.

Benjamin AuYeung joined Columbus McKinnon in August, 2012 as Managing Director, China. He was elected Vice President - APAC in July, 2015. Prior to joining Columbus McKinnon, Mr. AuYeung held various positions with Cummins from 1992 to 2011, most recently as General Manager, APAC for Cummins Filtration Business Unit.

2018 PROXY STATEMENT

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of March 31, 2018 regarding the beneficial ownership of our common stock by (i) each person who is known by us to own beneficially more than 5% of our common stock; (ii) by each Director; (iii) by each of our executive officers named in the

Summary Compensation Table and (iv) by all of our executive officers and Directors as a group. The business address of each of the executive officers and Directors is 205 Crosspoint Parkway, Buffalo, New York 14068.

Directors, Officers and 5% Shareholders	Number Of Shares(1)	Percentage Of Class
Ernest R. Verebelyi(2)	41,766		*
Mark D. Morelli(3)	36,162		*
Richard H. Fleming(2)	47,270		*
Stephen Rabinowitz(2)	42,266		*
Nicholas T. Pinchuk(2)	39,301		*
Liam G. McCarthy(2)	35,874		*
R. Scott Trumbull(2)	13,872		*
Heath A. Mitts(2)	10,192		*
Kathryn V. Roedel	—		*
Peter M. McCormick(4)	83,609		*
Alan S. Korman(5)	25,240		*
Gregory P. Rustowicz(6)	54,321		*
Kurt F. Wozniak(7)	39,761		*
All Directors and Executive Officers as a Group (17 persons)(8)	522,195	2.27%
Columbus McKinnon Corporation Employee Stock Ownership Plan	308,192	1.34%
RBC Global Asset Management (US), Inc.(9)	2,778,087	12.10%
BlackRock, Inc.(10)	1,527,154	6.60%
Dimensional Fund Advisors LP(11)	1,456,579	6.33%
*	Less than 1%
(1)	Rounded to the nearest whole share. Unless otherwise indicated in the footnotes, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder, except to the extent that authority is shared by spouses under applicable law.
(2)	Does not include 2,646 Restricted Stock Units held by each of Messrs. Verebelyi, Fleming, Rabinowitz, Pinchuk, McCarthy, Trumbull and Mitts.
(3)	Includes (i) 3,719 shares of common stock owned directly; and (ii) 32,443 shares of restricted stock units which are subject to forfeiture, of which 3,907 shares of restricted stock units vest within 60 days. Excludes 51,079 shares of common stock issuable under options granted to Mr. Morelli which are not exercisable within 60 days.
(4)	Includes (i) 33,321 shares of common stock owned directly; (ii) 41,150 shares of restricted stock units which are subject to forfeiture, of which 2,859 shares of restricted stock units vest within 60 days; and (iv) 9,138 shares of common stock issuable under options granted to Mr. McCormick which are exercisable within 60 days. Excludes 22,253 shares of common stock issuable under options granted to Mr. McCormick which are not exercisable within 60 days.
(5)	Includes (i) 302 shares of common stock allocated to Mr. Korman’s ESOP account; (ii) 14,869 shares of restricted stock units which are subject to forfeiture, of which 3,330 shares of restricted stock units vest within 60 days; and (iii) 10,069 shares of common stock issuable under options granted to Mr, Korman which are exercisable within 60 days. Excludes 19,575 shares of common stock issuable under options granted to Mr. Korman which are not exercisable within 60 days and 307,890 additional shares of common stock owned by the ESOP for which Mr. Korman serves as one of three trustees and for which he disclaims any beneficial ownership.
(6)	Includes (i) 21,039 shares of common stock owned directly; (ii) 242 shares of common stock allocated to Mr. Rustowicz’s ESOP account; (iii) 15,821 shares of restricted stock units which are subject to forfeiture, of which 5,756 shares of restricted stock units vest within 60 days; and (iv) 17,219 shares of common stock issuable under options granted to Mr. Rustowicz which are exercisable within 60 days. Excludes 31,721 shares of common stock issuable under options granted to Mr. Rustowicz which are not exercisable within 60 days and 307,950 additional shares of common stock owned by the ESOP for which Mr. Rustowicz serves as one of three trustees and for which he disclaims any beneficial ownership.
(7)	Includes (i) 15,821 shares of common stock owned directly; (ii) 1,609 shares of common stock allocated to Mr. Wozniak’s ESOP account; (iii) 10,501 shares of restricted stock units which are subject to forfeiture, of which 3,998 shares of restricted stock units vest within 60 days; and (iv) 11,830 shares of common stock issuable under options granted to Mr. Wozniak which are exercisable within 60 days. Excludes 20,404 shares of common stock issuable under options granted to Mr. Wozniak which are not exercisable within 60 days.
(8)	Includes options to purchase an aggregate of 63,807 shares of common stock issuable to certain executive officers which are exercisable within 60 days. Excludes (i) the shares of common stock owned by the ESOP as to which Mssrs. Rustowicz and Korman serve as two of three trustees, except for an aggregate of 5,444 shares allocated to the respective ESOP accounts of our executive officers; and (ii) options to purchase an aggregate of 173,734 shares of common stock issued to certain executive officers which are not exercisable within 60 days.
(9)	Information with respect to RBC Global Asset Management (U.S.) Inc. is based on a Schedule 13G/A filed by RBC Global Asset Management (U.S.) Inc. with the Securities and Exchange Commission on February 12, 2018. Based solely upon information in this Schedule 13G/A, RBC Global Asset Management (U.S.) Inc. has shared dispositive power with respect to all of such shares of common stock. The stated business address of RBC Global Asset Management (U.S.) Inc. is 50 South Sixth Street, Suite 2350, Minneapolis, Minnesota 55042.
(10)	Information with respect to BlackRock, Inc. is based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 29, 2018. Based solely upon information in this Schedule 13G/A, BlackRock, Inc. has sole dispositive power with respect to all of such shares of common stock. The stated business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(11)	Information with respect to Dimensional Fund Advisors LP is based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2018. Based solely upon information in this Schedule 13G, Dimensional Fund Advisors LP has sole dispositive power with respect to all of such shares of common stock. The stated business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

2018 PROXY STATEMENT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission and NASDAQ initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Our executive officers, Directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, we are in compliance with all Section 16(a) filing requirements applicable to our executive officers, Directors and greater than 10% beneficial owners during the fiscal year ended March 31,

2018, except for the late filing of the Form 4 in connection with the vesting of Ms. Goodspeed’s restricted stock units on May 31, 2017, the late filing of the Form 4 in connection with Mr. Buer’s sale of 5,147 shares on June 7, 2017, the late filing of the Form 4’s in connection with the vesting of restricted stock units on July 18, 2017 for Messrs. Fleming, McCarthy, Mitts, Pinchuk, Rabinowitz, Trumbull and Verebleyi, the late filing of the Form 4 in connection with Mr. Tevens’ sale of 24,913 shares on August 9, 2017, the late filing of the Form 4 in connection with Mr. Korman’s sale of 500 shares on December 13, 2017, and the late filing of Mr. Stewart’s Form 3. The late Form 4 filings were due primarily to employee turnover and the timing of information received from external brokers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee reviews and makes recommendations where appropriate to the Board of Directors with respect to all related party transactions and relationships. Pursuant to Regulation S-K 404, a “related person” includes (among others) an officer, director and, by reference to S-K 403(a), a party who beneficially owns more than 5% of any class of the Company’s voting securities, or a person known by the Company to be an immediate family member of any of the foregoing, who is a party to a transaction with the Company in which the payment for a fiscal year exceeds $120,000. Any such related party transaction is required to be on terms no less favorable to the Company than could be obtained from an unaffiliated third party. The Company has a separate “Related Person Transaction Policy”, as well as other various policies and procedures, including the Company’s Global Legal Ethics and Business Compliance Manual and the annual directors’ and officers’ questionnaires that require disclosure of transactions or relationships that may constitute conflicts of interest or require disclosures or affect an independence determination under applicable SEC rules.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by us, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of the mail, proxies may be solicited by personal interviews or by telephone, telecommunications or other electronic means by our Directors, officers and employees at no additional compensation. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock, and we will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

2018 PROXY STATEMENT

SHAREHOLDERS’ PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some shareholder proposals may be eligible for inclusion in our 2018 proxy statement. These shareholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8, by U.S. mail, postage prepaid, to our Corporate Secretary, Alan S. Korman, at Columbus McKinnon Corporation, 205 Crosspoint Parkway, Buffalo, New York 14068. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received.

In addition, under our By-laws, any shareholder who intends to nominate a candidate for election to the Board or to propose any business at our 2018 annual meeting (other than precatory (non-binding) proposals presented under Rule 14a-8) pursuant to the advance notice provisions of the By-Laws, must give notice to our Corporate Secretary not less 90 days nor more than 120 days prior to the first anniversary of the 2017 Annual Meeting. In each case, the notice must include information specified in our By-Laws, including information concerning the nominee or proposal, as the case may be, and information about the shareholder’s ownership of and agreements related to our stock. In the event the date of the 2018 Annual Meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from such anniversary date, notice by the shareholder, to be timely, must be so delivered, or mailed and received, not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall any adjournment or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

In addition to the information required in a notice of a proposal, a notice to our Corporate Secretary with respect to nominations must contain certain information regarding each proposed nominee for director. Further information regarding proposals or nominations by shareholders can be found in Section 1.11 of the Company’s By-Laws. If our Board of Directors or a designated committee determines that any proposal or nomination was not made in a timely fashion or fails to meet the information requirements of Section 1.11, such proposal or nomination will not be considered.

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

Contacting the Board of Directors

Our Board of Directors has adopted a written policy regarding communications with our Board of Directors. A copy of this policy is posted on the Investor Relations section of the Company’s website at www.cmworks.com.

Director Orientation and Continuing Education

Our orientation programs familiarize new directors with our Company’s businesses, strategies, and policies, and assist new directors in developing the skills and knowledge required for their service on the Board. Throughout the year we also present educational materials including a membership to the National Association of Corporate Directors to the Board to assist our directors in maintaining skills and knowledge necessary or appropriate for the performance of their responsibilities.

2018 PROXY STATEMENT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists between any member of our Compensation and Succession Committee or any of our executive officers and any member of any other company’s board of directors or compensation committee (or equivalent), nor has any such relationship existed in the past. No member of our Compensation and Succession Committee was, during fiscal year 2018 or prior thereto, an officer or employee of our Company or any of our subsidiaries.

2018 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

Review of Our Audited Financial Statements

Our Audit Committee is comprised of the Directors named below, each of whom is independent as defined under Section 10A(m) of the Securities Exchange Act of 1934 and Section 3 of the Sarbanes-Oxley Act of 2002 and under Rule 5605 of the NASDAQ Stock Market, Inc., listing standards as currently in effect. In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that Messrs. Trumbull, Fleming and Mitts qualify as “audit committee financial experts.”

The Audit Committee operates under a written charter which includes provisions requiring Audit Committee advance approval of all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. However, as a matter of course, we will not engage any outside accountants to perform any significant audit or non-audit services without the prior approval of the Audit Committee.

The Audit Committee has reviewed and discussed with our management our audited financial statements for the fiscal year ended March 31, 2018. The Audit Committee has also discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees.”

The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed the independence of Ernst & Young LLP with that firm.

Based on the review and the discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 for filing with the Securities and Exchange Commission.

Heath A. Mitts, Chair
R. Scott Trumbull
Richard H. Fleming
Stephen Rabinowitz
Kathryn V. Roedel

May 21, 2018

2018 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

Report on Executive Compensation

The Compensation and Succession Committee of the Board of Directors recommends the compensation for our President and Chief Executive Officer and Chief Financial Officer to the full Board of Directors for approval and approves the compensation for our other executive officers. This Committee is composed entirely of Directors who are neither executive officers nor employees (“associates”) of our Company. In addition, the Compensation and Succession Committee recommends grants under our 2016 Long Term Incentive Plan and oversees the administration of other compensation plans and programs.

The Compensation and Succession Committee has reviewed the Compensation Discussion and Analysis set forth below and has discussed it with management. In reliance on the reviews and discussions referred to above, the Compensation and Succession Committee recommended to the Board of Directors (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended March 31, 2018 for filing with the Securities and Exchange Commission.

R. Scott Trumbull, Chair
Stephen Rabinowitz
Liam G. McCarthy
Nicholas T. Pinchuk
Kathryn V. Roedel
Aziz S. Aghili

May 21, 2018

2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Practices

What We Do	What We Don’t Do
Pay for Performance Philosophy	No Excise Tax Gross Ups Upon Change-in-Control
Minimum Stock Ownership Policy for NEOs	No Excessive Executive Perquisites
Double Trigger Equity Acceleration Upon a Change-in-Control	No Tax Gross Ups on Perquisites or Benefits
Independent Consultant Retained by Compensation & Succession Committee	No Repricing of Underwater Stock Options Without Stockholder Approval
Regular Review of Share Utilization	No Inclusion of Long-term Incentive Awards in Severance or Retirement Benefit Calculations
Maintain a Clawback Policy	No Permitted Hedging, Short Sales or Derivative Transactions in Company stock
Review Compensation Related Risks	No Guaranteed Salary Increases or Guaranteed Annual Incentive Bonuses for NEOs

Overview, Philosophy and Objectives

We are a leading worldwide designer, manufacturer and marketer of material handling products, systems and services, which efficiently and ergonomically move, lift, position and secure materials. Key products include hoists, cranes, actuators, rigging tools and digital power and motion control systems. We are focused on commercial and industrial applications that require the safety and quality provided by our superior design and engineering know-how.

The successful execution of our business strategy depends on our ability to attract, motivate, reward and retain executive talent with the skills to foster innovative product and service development and grow the business in developing markets with the greatest opportunity. Our executive compensation program is guided by the following objectives:

•	Our compensation program should be comprehensive, consisting of base salary, annual incentives, long-term incentives and benefits, designed to support our objective of providing superior value to shareholders and customers;
•	Our compensation program should be designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long term results; and
•	Our business success depends on our ability to attract and retain executive talent by providing competitive compensation opportunities.

Overview of Fiscal Year 2018 Business Results and Performance-Based Compensation

For fiscal year 2018, our priorities centered on increasing shareholder value by driving profitable growth. Accordingly, our Annual Incentive Plan for fiscal year 2018 was designed to focus on increasing consolidated operating income, targeted regional operating income and free cash flow for paying down debt. Our results in fiscal year 2018 were significant and above plan. Accordingly, actual Annual Incentive Plan compensation earned by the Named Executive Officers (“NEOs”) for fiscal year 2018 averaged approximately 196.52% of the target annual incentive compensation opportunities established for each NEO at the start of the fiscal year.

Our NEOs received one-third of their fiscal year 2018 long-term incentive compensation in the form of performance restricted stock units which are contingent upon consolidated revenue results for the two year measurement period of fiscal years 2018 and 2019. Therefore, no fiscal year 2018 performance stock awards were earned during fiscal 2018. Further details regarding fiscal year 2018 performance can be found in the “Components of Compensation” section.

2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation and Succession Committee’s Role

The Compensation Committee establishes performance objectives for the Chief Executive Officer (“CEO”) based on our annual business plan and long term strategic goals approved by the Board of Directors. Progress against these goals is monitored by the Compensation Committee on a quarterly basis. The Compensation Committee evaluates the CEO’s performance against these goals annually, with input to the evaluation from all independent Directors. The Compensation Committee also considers market data validated by our independent consultant, comparisons of our performance to our peers, strategic achievements during the year, such as acquisitions and their integration into our business and value-creating divestitures. Based on these factors, the Compensation Committee makes recommendations concerning base salary increases, annual incentive award targets and payments under the Annual Incentive Plan and targets and awards under our long-term incentive program. The Compensation Committee has regularly-scheduled executive sessions to discuss CEO performance and compensation and other matters without any executive officers present. All aspects of the CEO’s compensation are approved by our full Board of Directors upon recommendations made by the Compensation Committee, which is comprised totally of independent Directors.

Except for the CEO and Chief Financial Officer (“CFO”), the Compensation Committee reviews and approves base salary increases, Annual Incentive Plan targets and awards, long-term incentive program targets and awards and similar arrangements for the other NEOs in the Summary Compensation Table below after receiving recommendations from our CEO with input from the Chief Human Resource Officer (CHRO) and our independent consultant. The Compensation Committee makes the final decision and approves compensation decisions for all NEOs, as well as all other executive officers, except for the CEO and CFO. All aspects of the CEO’s and CFO’s compensation are finally approved by our full Board of Directors.

The Compensation Committee’s composition is described in more detail in this proxy statement under the section above entitled “Corporate Governance - Compensation and Succession Committee.”

Compensation Committee Advisors

The Compensation Committee has the authority under its charter to engage the services of outside consultants to determine the scope of the consultants’ services and to terminate such consultants’ engagement. In fiscal year 2018, the Compensation Committee continued its engagement of Exequity LLP (“Exequity”), an independent compensation consulting firm, to advise the Compensation Committee on certain matters related to executive compensation including:

•	Our compensation program should be comprehensive, consisting of base salary, annual incentives, long-term incentives and benefits, designed to support our objective of providing superior value to shareholders and customers;
•	Our compensation program should be designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long term results; and
•	Our business success depends on our ability to attract and retain executive talent by providing competitive compensation opportunities.

In fiscal year 2018, Exequity reviewed market data based upon the Company’s target labor market for executive talent, presented market trends, proposed compensation and consulted on compliance issues. Additionally, Exequity attended in person or by telephone all Compensation Committee meetings.

Management’s Role in the Compensation-Setting Process

Our management is involved in the following executive compensation processes: (a) The Chief Human Resources Officer (“CHRO”) develops and oversees the creation of background and supporting materials for distribution to the Compensation Committee prior to its meetings; (2) The CEO and CHRO attend all Compensation Committee meetings, except the executive sessions of the meetings; (3) The CEO and CHRO annually present and make recommendations to the Compensation Committee relating to annual incentives and long-term incentive plan designs and changes, if warranted;

(4) The CEO recommends to the Compensation Committee base salary, target annual incentive and target long term incentive adjustments for all executives, excluding the CEO; (5) The CHRO receives executive session decisions, actions and underlying rationale for implementation, as appropriate, following the Committee’s executive sessions; and (6) The CHRO regularly consults with and briefs the Compensation Committee chairman between scheduled Compensation Committee meetings.

2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Our Compensation Program for NEOs

Our compensation philosophy and objectives are achieved by using the following elements in our compensation program for NEOs:

Element	Description	Key Objective
Base Salary	Provide a fixed level of current cash compensation consonant with the executive’s primary duties and responsibilities	Designed to be market competitive and enable us to attract and retain talented executives
Short-Term Incentives - Annual Incentive	Provide “at risk” compensation directly tied to attainment of annual key business objectives	Designed to motivate and reward achievement of financial, operational and strategic goal.
Long-Term Incentives - Stock Options	Align executives with shareholders and offer retention with gradual vesting schedule. Provide motivation for long-term goals and overall growth	Designed to be market competitive, motivate and reward achievement of stock price growth and align executive’s interests with those of the shareholder
Long-Term Incentives - Restricted Stock Units (Time-based)	Align executives with shareholders and offer retention with gradual vesting schedule. Provide motivation for long-term goals and overall growth	Designed to retain executives and align their interests with those of our shareholders
Long-Term Incentives - Restricted Stock Units (Performance-based)	Provide variable compensation based on performance achieved against pre-established goals	Designed to retain executives and align their interests with those of our shareholders
Retirement Benefits	Provide comprehensive retirement savings vehicles through qualified and non-qualified plans. Supports retention with gradual vesting schedule	Market-based retirement programs targeted to attract and to retain talented executives while encouraging retirement savings
Severance	Provide severance protection equal to one week of salary for every year of service	Designed to be competitive in the market and allow for the attraction of talented candidates

Executive Compensation Policies and Practices

In administering the compensation program, the Compensation Committee relies on market information provided periodically by its independent consultant. For evaluating compensation, the Compensation Committee reviews compensation data for industrial companies of comparable size, which reflect the types of companies with which we compete for talent. Here, we use a broader industrial market reference because the number of direct product and service market competitors is limited. Many of the companies that provide similar products and services are either privately held, headquartered overseas, or part of a larger enterprise; therefore, executive compensation data may be either unavailable or of limited applicability to the U.S. labor market in which we principally compete. Historically, we have used a peer group for evaluating compensation. The peer group incorporates companies that we consider to be primary competitors for talent and capital. The peers consist of industrial companies of comparable size to us (generally one-half to twice our size in terms of revenue), which typically have significant associate populations in manufacturing, product engineering and sales. The compensation peer group for fiscal year 2018 consisted of the following 23 companies:

Fiscal Year 2018 Peer Group
Alamo Group Inc.	Albany International Corp.	Altra Industrial Motion Corp.
Barnes Group Inc.	Chart Industries, Inc.	CIRCOR International, Inc.
Commercial Vehicle Group, Inc.	EnPro Industries, Inc.	ESCO Technologies Inc.
Federal Signal Corporation	L.B. Foster Company	Franklin Electric Co., Inc.
Graco Inc.	Haynes International, Inc.	Kadant Inc.
Lindsay Corporation	Lydall, Inc.	NN, Inc.
Powell Industries, Inc.	RBC Bearings Incorporated	Standex International Corp.
Tennant Company	Xerium Technologies, Inc.

2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Comparison of Scope and Scale
Columbus McKinnon (CMCO) and Peer Companies(1) ($M)

Market Cap	Total Revenue	EBIT

(1)	Peer data as disclosed in most recent 10-K filings

The consultant reviewed the market data for the peer group with members of management and the CEO to obtain their views on the relative value of each position and differences in responsibilities between our jobs and those in the comparator groups.

In addition, we also consider data from compensation surveys published by leading compensation consultants and advisory firms including Mercer and Willis Towers Watson. The survey analysis targets companies of comparable size in the manufacturing sector, supplemented with general industry data as needed. The analysis of both the peer group and published surveys includes review of target and actual base salary, annual bonus, long term compensation and total compensation.

Our Target Pay Mix

The total compensation package for our executive officers consists of base salary, annual incentives, long-term incentives and benefits. In determining both the target level of compensation and mix of compensation elements, we consider market practice, business objectives, expectations of our shareholders and our own subjective assessment of individual executives’ performance, growth and future potential. We have chosen a target mix of base salary, annual incentives and long term incentives that generally reflects our peer industrial companies, with actual pay mix based on the performance of our Company and of the individual. Peer company practices will continue to be monitored as one reference point as we make decisions regarding target pay mix. However, we will also continue to make strategic decisions based on our unique business objectives and circumstances, which may differ from peer company practices and circumstances. We believe the current target pay mix achieves several important objectives: it supports a strong pay-for-performance culture; it balances the focus on annual and long-term objectives in support of our business strategy; it satisfies the need for flexibility to motivate and reward exceptional performance.

2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The following table shows the dollar values and pay mix percentages of our fiscal year 2018 target direct pay opportunities for our NEOs:

Executive Officer	Base Salary ($)	Annual Incentive Target Opportunity ($)	Total Cash Compensation Opportunity ($)	Long-Term Incentive Target Opportunity ($)	Total Target Pay Opportunity ($)
Mark D. Morelli President and CEO	675,000	675,000	1,350,000	1,181,250	2,531,250
	27%	27%	54%	46%	100%

Gregory P. Rustowicz Vice President Finance and Chief Financial Officer	373,430	186,715	560,145	448,116	1,008,261
	37%	19%	56%	44%	100%

Peter M. McCormick Vice President - Crane Solutions	366,000	183,000	549,000	329,400	878,400
	41%	21%	62%	38%	100%

Alan S. Korman Vice President Corporate Development, General Counsel and CHRO	309,920	154,960	464,880	278,928	743,808
	41%	21%	62%	38%	100%

Kurt F. Wozniak Vice President - Industrial Products	319,050	159,525	478,575	287,145	765,720
	42%	21%	63%	37%	100%

Factors Considered in Making Compensation Decisions

Actual compensation levels are a function of Company and individual performance as described under each specific compensation element below. When making pay decisions, the Compensation Committee considers the competitiveness of individual elements of compensation, as well as the aggregate sum of base salary, annual incentives and the expected value of long-term incentives (determined at grant) for an executive officer. Awards are generally prorated if a NEO is promoted during the year, based on the timing of the promotion. The Compensation Committee may also consider salary increase history, past incentive awards and past equity awards as context in understanding year-to-year changes in compensation and retention effect of prior awards. Under the Annual Incentive Plan and Performance RSU grant, initial awards are determined based upon target values established for each of the NEOs and then adjusted upon comparison of actual performance to pre-established criteria. The Compensation Committee retains the discretion to decrease the size of individual awards in situations where an executive officer’s individual performance falls below expectations. Final decisions on any major element of compensation, as well as total compensation for executive officers, are made by the Compensation Committee or the Board of Directors. Our Compensation Committee is comprised entirely of independent Directors and our CEO does not participate in discussions related to his compensation when presented to the Board of Directors.

The Compensation Committee’s Position on Compensation and Excessive Risk

In establishing the structure and levels of executive compensation, the Compensation Committee has been mindful of the potential for risk taking by management to achieve certain target or above target incentives. The Compensation Committee has sought to balance fixed and variable compensation, short-term and long-term compensation, the performance metrics used in determining incentive compensation and the level of in-service and post-retirement benefits to mitigate unnecessary or excessive risk taking.

Additionally, the Company has adopted policies and programs which encourage management not to take excessive risks including:

•	A minimum Earnings before Interest and Taxes (EBIT) trigger, which must be satisfied before any payouts can be made under the Annual Incentive Plan;
•	Stock Ownership guidelines for all officers; and
•	A comprehensive Clawback Policy.

2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Components of Compensation

Base Salary

Base salary provides a fixed amount of compensation appropriate to attract and retain key executives and to underpin the cyclic nature of our business that can cause fluctuations in variable compensation from year to year. The Compensation Committee reviews base salaries on an annual basis, recommends adjustments to the CEO’s and CFO’s salaries to the Board of Directors and approves adjustments for other NEOs. Salary adjustments are based on an assessment of the individual executive’s performance and our goal of achieving market parity with the salaries of executives in the competitive market, recognition of promotion or other increases in responsibility, the scope of the executive’s role relative to our other executives and the general economic environment impacting the Company. History of salary increases may also be reviewed and considered. Mid-year adjustments are considered when there is a significant change in the executive’s role or responsibility.

The Compensation Committee has recommended that any adjustments to salary for an executive officer will depend upon a formal annual review of job performance, accomplishments and progress toward individual and/or overall goals and objectives for each segment of our business that such executive officer oversees, as well as his or her contributions to our overall direction. Long term growth in shareholder value is an important factor. The results of executive officers’ performance evaluations, as well as their demonstration and support of the Company’s values, including strong ethics, leadership and sound corporate governance, form a part of the basis of the Compensation Committee’s decision to approve, at its discretion, or recommend to the Board for the CEO and CFO, future adjustments in base salaries of our executive officers.

The Committee approved the following base salary adjustments effective April 1, 2018 for our NEOs:

Executive Officer	FY 2017 Base Salary Adjustments ($)	FY 2018 Base Salary ($)	Percentage Change
Mark D. Morelli President and CEO	—	675,000	—%

Gregory P. Rustowicz Vice President Finance and Chief Financial Officer	24,930	373,430	7%

Peter M. McCormick Vice President - Crane Solutions	(40,234)	366,000	(11)%

Alan S. Korman Vice President Corporate Development, General Counsel and CHRO	12,420	309,920	4%

Kurt F. Wozniak Vice President - Industrial Products	9,350	303,850	3%

Annual Incentive Plan

The purpose of the Annual Incentive Plan is to attract, motivate, reward and retain highly qualified executives on a competitive basis and provide financial incentives that promote Company success.

At the beginning of each fiscal year, our Compensation Committee recommends, and our Board approves, the key measures or “Drivers” for the Annual Incentive Plan. The Annual Incentive Plan focuses on the short-term goals that are most important to our success over the fiscal year and that are generally within the control of the participants. It is the policy and ongoing intention of our Board of Directors to establish targeted performance levels for each Driver at the beginning of the fiscal year or the start of the respective performance period. Targeted performance levels are generally set for our Company as a whole, but may also encompass individual business units, groups, divisions, or individual performance levels, as appropriate. Drivers and targeted performance levels are based on the Board of Directors’ assessment of our priorities, outlook, current and projected economic conditions and other pertinent factors, and are intended to be challenging, but achievable with significant and effective effort.

The Board of Directors reviews audited year-end results to determine whether targeted performance levels have been

2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

met. The Board of Directors retains discretion to cap, reduce, or eliminate payments under the Annual Incentive Plan. The Board of Directors also determines the weighting to be assigned to each Driver. For most Drivers, goals are set at threshold, target and maximum levels. Payouts for these

Drivers are determined by multiplying the appropriate weighting by the percentages outlined in the table below; linear interpolation is used to determine percentages when performance falls between levels. The aggregate payout to any NEO may not exceed 200% of target.

Driver Performance Level	Percentage of Target (to be multiplied by weight for each Driver)
Maximum Performance Level (or higher)	200%
Target Performance Level	100%
Threshold Performance Level	50%
Below Threshold Performance Level	0%

Fiscal Year 2018 Annual Incentive Plan Design

The Annual Incentive Plan (AIP) for fiscal year 2018 was designed to help us focus on increasing profitability while managing our strategic priorities to position the Company for longer term profitable growth. For fiscal 2018, fifty percent (50%) of our NEOs’ target was based on EBIT at the consolidated level, and fifty percent (50%) was based on consolidated Free Cash Flow. Drivers and associated weightings for fiscal year 2018, which were established by the Board of Directors for each executive officer, are shown below. Our CEO has the ability to assign an individual performance factor to each of the individual NEOs, other than CEO, of up to 25% up or down based upon his evaluation of their individual performance. Lastly, no AIP will be earned unless Consolidated EBIT is positive.

Financial Measures and Weights – 100% of Plan

Fiscal 2018 Drivers (April 1, 2017 to March 31, 2018)	Mark D. Morelli	Gregory P. Rustowicz	Peter M. McCormick	Alan S. Korman	Kurt F. Wozniak
Consolidated EBIT	50%	50%	50%	50%	50%
Free Cash Flow	50%	50%	50%	50%	50%

Results

The fiscal year 2018 financial targets, performance achieved as a percent of target, and the fiscal year 2018 payout percentages under each Driver are shown below.

	Fiscal 2018 Annual Incentive Plan - EBIT and Free Cash Flow (Dollars in Millions)
	Threshold ($)	Target ($)	Maximum ($)	Result ($)
Fiscal 2018 Drivers (April 1, 2017 – March 31, 2018)					Fiscal 2018 Performance % of Target
Consolidated EBIT(1)	60.0	69.3	80.0	79.25	193.03%

Consolidated Free Cash Flow(1)	36.1	40.1	44.1	55.14	200%
(1)	Fiscal year 2018 EBIT, Revenue and Free Cash Flow were adjusted to eliminate the impact of foreign exchange and certain other one-time items.

2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Annual incentive targets, strategic and overall achievement percentages, as well as, the overall incentive payment as a percentage of base salary awarded for fiscal year 2018 are shown below:

Executive Officer	Annual Incentive Target (% of Base Salary)	Overall Annual Incentive Plan Rating (% of Target Award)	Actual Payout Based on Performance Achieved (% of Base Salary)
Mark D. Morelli President and CEO	100%	196.52%	196.52%

Gregory P. Rustowicz Vice President Finance and Chief Financial Officer	50%	196.52%	98.26%

Peter M. McCormick Vice President – Crane Solutions	50%	196.52%	98.26%

Alan S. Korman Vice President Corporate Development, General Counsel & CHRO	50%	196.52%	98.26%

Kurt F. Wozniak Vice President- Industrial Products	50%	196.52%	98.26%

Long-Term Incentive Plan

The objectives of our long term incentive program are to:

•	Link executive compensation and our long term performance;
•	Better align key associates with our business strategies and with our shareholders’ interests; and
•	Provide opportunity for long term compensation that is competitive with peer companies and sufficient to attract and retain executive talent to effectively manage our business objectives.

In developing target levels for long term incentive compensation for NEOs in conjunction with our current equity-based compensation strategy, the following factors were considered:

•	A competitive analysis;
•	The impact of the NEOs’ roles within our Company; and
•	The cost and share usage associated with the proposed plan.
Executive Officer	Long Term Incentive Target (% of Base Salary)
Mark D. Morelli President and CEO	175%

Gregory P. Rustowicz Vice President Finance and Chief Financial Officer	120%

Peter M. McCormick Vice President – Crane Solutions	90%

Alan S. Korman Vice President Corporate Development, General Counsel & CHRO	90%

Kurt F. Wozniak Vice President - Industrial Products	90%

The target long term incentive mix for our NEOs consists of non-qualified stock options (one-third of target value), restricted stock or RSUs (one-third of target value), and performance RSUs (one-third of target value). Dollar values are converted to share numbers based on an estimate of expected value at initial grant.

2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The following tables summarize the equity granted as part of the NEOs’ annual compensation for fiscal year 2018.

Executive Officer	Target Number of Performance RSUs(1)	Options Granted	RSUs Granted
Mark D. Morelli President and CEO	15,576	51,403	15,576

Gregory P. Rustowicz Vice President Finance and Chief Financial Officer	5,909	19,500	5,909

Peter M. McCormick Vice President - Crane Solutions	4,821	15,910	10,151

Alan S. Korman Vice President Corporate Development, General Counsel & CHRO	3,678	12,138	9,013

Kurt F. Wozniak Vice President- Industrial Products	3,606	11,900	3,606
(1)	Grant represents target value for fiscal year 2018 and was granted on May 22, 2017.

Stock Options and RSUs

Stock options are included to align management and shareholder interest by encouraging decisions and actions that result in long term stock appreciation and ownership interest for management. In order to support retention and align executives with our stock performance over a longer horizon, grants generally vest 25% per year commencing on the first anniversary of the grant date and remain exercisable for 10 years from the date of grant.

RSUs are designed to support executive retention and share ownership. In order to support retention and align executives with our stock performance over a longer horizon, RSUs vest 25% annually over the 1st through 4th anniversary from the grant date of awards.

Performance Restricted Stock Units

Grants of performance RSUs are made annually, with vesting dependent upon performance achieved. Fiscal year 2018 performance is based upon the two year Consolidated Net Revenue performance with final vesting of the award on the third anniversary of the grant. Actual vesting of the awards and their ultimate value will be determined by Consolidated Net Revenue results.

For fiscal year 2018, performance shares are subject to adjustment based on the performance and payout relationship as illustrated in the table below:

Driver Performance Level	FY18-19 Consolidated Net Revenue Targets	Percentage of Target
Exceed Target by 10% in Fiscal Years 2018 & 2019	$1,758,900,000	150%
Meet Target in Fiscal Years 2018 & 2019	$1,599,000,000	100%
Meet Target in Fiscal Years 2019 & 2020	$1,599,000,000	75%
Goal reached in greater than 3 years		0%

The performance adjusted amounts are reflected in the Outstanding Equity Awards at Fiscal Year-End table contained in this proxy. The long term incentive strategy is designed to support our business strategy and the interests of our shareholders. Where possible, the program has been designed such that long term incentives can qualify as performance-based compensation so that the expense associated with the program can be fully deductible for federal income tax purposes. Stock options and performance RSUs are expected to qualify as performance-based compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

Stock Option Granting Practices

The exercise price for any stock option is equal to the fair market value on the date of grant, which is an average of the high and low price on the date of grant. The date of grant is the date of the Board of Directors meeting at which the award is approved.

Retirement and Deferred Compensation

Retirement benefits provided to eligible U.S.-based NEOs are the same as those provided to our other full-time, salaried U.S.-based associates. Retirement programs are designed to provide a competitive benefit to associates while allowing the Company to manage costs. The Columbus McKinnon Corporation Monthly Retirement Benefit Plan, a qualified defined benefit pension plan (the “Pension Plan”), provides an annual benefit at age 65 equal to the product of (i) 1% of the participant’s final average earnings (which is generally equal to the higher of (a) the average 12-consecutive month earnings during the last consecutive 60 months prior to retirement or (b) the average 12-consecutive month earnings during any 60-consecutive month period within the last 120 months prior to retirement) plus 0.5% of that part, if any, of final average earnings in excess of social security covered compensation, multiplied by (ii) such participant’s years of credited service, limited to 35 years. Effective March 31, 2012, the Pension Plan was frozen to new entrants and to participants with less than 65 combined age and service points. Participants who had attained 65 combined age and service points at March 31, 2012 continued to accrue benefits. Subsequent to this, the Pension Plan was frozen to all participants as of December 31, 2017.

In calendar 2017, we maintained a 401(k) retirement savings plan covering non-union U.S.-based associates. Highly compensated associates were eligible to contribute up to approximately 9% of annual cash compensation (base salary and payments under the Annual Incentive Plan), subject to limits set by the Internal Revenue Code. The Company matching contribution for partial year within fiscal 2018 was between 25% and 100% of associate contributions up to

6% based on years of service. Associates who were not grandfathered in the Pension Plan were also eligible for a core contribution equal to 2% of eligible wages. As of 1/1/2018, we changed our 401(k) to a Safe Harbor 401(k) retirement savings plan covering non-union U.S.-based associates. Associates may now contribute 100% of eligible annual cash compensation, subject to limits set by the Internal Revenue Code. The match is now standard for all associates, with 100% of the first 4% matched and all associates receiving a core contribution of 2% of eligible wages.

We maintain an Employee Stock Ownership Plan for the benefit of our U.S.-based, non-union associates including our U.S.-based NEOs. This Plan is considered a retirement benefit by the Company in conjunction with its defined benefit pension and 401(k) retirement savings plans. Effective January 1, 2012, this Employee Stock Ownership Plan was closed to new participants. The final ESOP allocation was made on March 31, 2015. All participants are 100% vested and no future contributions will be made to the plan.

We maintain a non-qualified deferred compensation plan (the “NQDC Plan”) under which eligible participants (including our Directors and U.S.-based NEOs) may elect to defer a portion of their cash compensation. The NQDC Plan offers a company match and core contributions consistent with the benefits each individual is eligible for in our qualified 401(k) plan. Participants may defer up to 75% of their base salary and up to 100% of annual short-term and long-term incentive cash compensation. Payment of balances will occur in accordance with Internal Revenue Code Section 409A requirements.

Employment Agreements

With the exception of Mr. Morelli, the Company has no employment agreements with its NEOs, but does provide the NEOs with eligibility for severance benefits under our general severance policy upon delivery of an acceptable release of legal claims.

Mr. Morelli’s agreement, entered into in February 2017, has a fixed term of three years and is then automatically renewed annually on the anniversary date for an additional one-year term unless the Company gives Mr. Morelli written notice prior to the anniversary date of its intention not to extend the term. Mr. Morelli’s salary may be reviewed from time to time by the Board but shall not be less than $675,000 per year.

Mr. Morelli participates in our Annual Incentive Plan in an amount to be set by the Board but his Target Annual Bonus shall not be less than 100% of his base salary. Additionally, Mr. Morelli participates in our Long Term Incentive Program at the discretion of the Company but the annual Long Term Incentive opportunity shall be no less than 175% of his base salary. Mr. Morelli’s agreement also contains various restrictive covenants relating to non-competition, non-solicitation, and the protection of confidential information and non-disclosure. Finally, in the event of a termination of Mr. Morelli’s employment by the Company without Cause or by Mr. Morelli for Good Reason during the Employment Period, as such

2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

terms are defined in his Employment Agreement, Mr. Morelli is entitled to receive, (a) his Base Salary through the Date of Termination, to the extent not previously paid, (b) reimbursement for any unreimbursed business expenses incurred by Mr. Morelli prior to the Date of Termination, (c) accrued but unused paid time off as of the Date of Termination, and (d) if Mr. Morelli executes and delivers a Release and Discharge of All Claims substantially in a form approved by the Company, he shall be entitled to the following payments and benefits: (i) two times (2x) the sum of (x) his Base Salary, and (y) the Target Annual Bonus for the year of termination, (ii) a pro rata bonus amount of

Annual Bonus for the year of termination, (iii) a cash payment equal to twenty-four (24) months times the monthly cost Mr. Morelli would incur if he elected to receive COBRA coverage under all Company group health care plans under which he is receiving coverage at the time of termination, (iv) automatic vesting in all employee welfare and benefit plans in which he is participating as of the Date of Termination, and (v) unless otherwise provided in an equity award agreement, full vesting as of the Date of Termination in any and all equity awards held by Mr. Morelli immediately prior to the Date of Termination.

Change-In-Control Agreements

We have entered into change-in-control agreements with our NEOs and certain other of our officers and associates. The intent of these agreements is to provide executive officers with financial security in the event of a change-in-control to facilitate a transaction which may benefit shareholders but result in job loss to executives. With the exception of Mr. Morelli’s change-in-control agreement, the change-in-control agreements provide for an initial term of one-year, which, absent delivery of notice of termination, is automatically renewed annually for an additional one year term. Mr. Morelli’s change-in-control Agreement, entered into in February 2017, has an initial term through October 2020, and is then automatically renewed annually on November 1st for an additional one-year term, absent delivery of notice from the Company.

Generally, each of the NEOs is entitled to receive, upon termination of employment within six months preceding or 24 months after a change-in-control of our Company (unless such termination is because of death, disability, for cause or by the officer or associate other than for “good reason,” as defined in the change-in-control agreements), (i) a lump sum severance payment up to three times the sum of (a) his or her annual salary and (b) the greater of (1) the annual target incentive under the Annual Incentive Plan in effect on the date of termination and (2) the annual target incentive under the Annual Incentive Plan in effect immediately prior to the change-in-control, (ii) a lump sum payment, in cash, equal to thirty-six (36) times the monthly cost of continued coverage if COBRA is elected under the Company group health plans, (iii) a lump sum payment equal to the actuarial equivalent of the pension payment which he or she would have accrued under our tax-qualified retirement plans had he or she continued to be employed by us for three additional years, (iv) unless otherwise provided in an equity award agreement, all options, restricted shares or units and performance shares or units become fully vested and (v) certain other specified payments. The events that trigger a change-in-control under these agreements include (i) the acquisition of 20% or more of our outstanding common stock by certain persons, (ii) certain changes in the membership of our Board of Directors, (iii) certain mergers or consolidations, (iv) certain sales or transfers of substantially all of our assets and (v) the approval by our shareholders of a plan of dissolution or liquidation.

Clawback Policy

In October 2009, the Compensation Committee adopted a Clawback Policy applicable to our executive officers and certain other associates. Under the policy, in the event of (i) a material restatement of our consolidated financial statements, other than any restatement required pursuant to a change in applicable accounting rules or (ii) a violation of a confidentiality, non-solicitation, non-competition, or similar restrictive covenant or (iii) a covered person engages in willful fraud that causes harm to our Company, (collectively (i), (ii) and (iii) is referred to as “Detrimental Conduct”), which Detrimental Conduct occurs either during employment with our Company or after such employment terminates for any reason, our Board of Directors or the Compensation Committee may, to the extent permitted by law and to the extent it determines that it is in our best interests to do so, in addition to all other remedies available, require reimbursement or payment by the covered person of Any amount (whether in cash or property) paid, payable or realized (including, but not limited to option exercises) under any plan or program providing for incentive compensation, equity compensation or performance-based compensation (“Covered Plans”) received by any covered person on or after October 19, 2009 that would not have been received had the consolidated financial statements that are the subject of such restatement been correctly stated (except that the Board or Compensation Committee shall have the right to require reimbursement of the entire amount of any such amount referenced above from any covered person whose fraud or other intentional

2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

misconduct, in the Board’s or Committee’s judgment, alone or with others caused such restatement); and any amount (whether in cash or property) paid, payable or realized (including, but not limited to, option exercises) by a covered person under a Covered Plan if the Board or Compensation Committee determines that covered person engaged in detrimental conduct even in the absence of a subsequent restatement of our financial statements.

The Board or the Compensation Committee has sole and absolute discretion not to take action upon discovery of Detrimental Conduct, and its determination not to take action in any particular instance shall not in any way limit its authority to terminate participation of a covered person in a plan.

Tax and Accounting Considerations

We generally do not consider accounting and tax issues in setting compensation levels or in establishing the particular elements of compensation. As discussed below, however, when our compensation committee grants awards under our long-term incentive program, the committee does consider the accounting for various stock-based incentives under FASB ASC Topic 718 and the tax treatment of such incentive awards under Section 162(m) of the Internal Revenue Code. However, on December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) became law, significantly amending Section 162(m). The Tax Act eliminated the performance-based compensation exception with respect to tax years beginning January 1, 2018, but included a transition rule with respect to compensation that is provided pursuant to a written binding contract in effect on November 2, 2017 and not materially modified after that date. Accordingly, commencing in 2018, the company’s tax deduction with regard to compensation of covered employees generally will be limited to $1 million per taxable year for each officer. We will generally seek to preserve the deductibility of performance-based compensation by meeting the requirements of Section 162(m), as amended by the Tax Act, in accordance with the transition rule applicable to binding contract in effect on November 2, 2017, to the extent practicable and in the best interests of the Company and its stockholders.

Additionally, Section 409A of the Internal Revenue Code generally imposes a tax on non-qualified deferred compensation arrangements which do not meet guidelines established by regulations under the Internal Revenue Code. The Company’s non-qualified deferred compensation arrangements are intended to comply with Section 409A.

2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Summary Compensation Table

The following table sets forth the cash compensation, as well as certain other compensation earned during the fiscal years ended March 31, 2018, 2017 and 2016, for the Company’s Chief Executive Officer, Chief Financial Officer and each of its three other most highly compensated executive officers who received annual compensation in excess of $100,000:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Award(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total Compensation ($)
Mark D. Morelli, President and CEO	2018	675,000	—	787,523	393,747	1,326,510	74	20,220	3,203,074
Gregory P. Rustowicz Vice President Finance and Chief Financial Officer	2018	373,430	—	298,759	149,370	366,932	3,905	14,841	1,207,237
	2017	349,840	51	285,334	139,398	92,387	7,508	13,431	887,949
	2016	337,653	—	202,961	100,523	31,832	(852)	14,011	686,129
Peter M. McCormick Vice President- Crane Solutions	2018	366,000	—	443,731	121,871	359,632	1,793	10,731	1,303,758
	2017	406,234	—	207,796	101,558	324,987	—	2,812	1,043,387
	2016	406,234	—	1,425,840	—	—	—	7,714	1,839,788
Alan S. Korman Vice President, Corporate Development, General Counsel & CHRO	2018	309,920	—	385,969	92,997	304,527	1,757	8,566	1,103,716
	2017	297,500	—	182,620	89,249	78,867	—	5,347	653,583
	2016	288,750	—	97,166	48,125	25,988	—	5,586	465,615
Kurt F. Wozniak Vice President - Industrial Products	2018	319,050	—	182,319	91,154	313,499	23,873	20,411	950,306
	2017	295,633	—	180,822	88,348	78,072	(45,963)	21,383	618,295
	2016	288,200	—	173,233	85,800	24,167	(2,586)	22,560	591,374
(1)	The amounts shown in this column reflect the aggregate grant date fair value for restricted stock units and performance shares granted in the year indicated under our Long Term Incentive Plan. However, for purposes of this table, estimates of forfeitures have been removed. The grant date fair value for each restricted stock unit is equal to the market price of our common stock on the date of grant. The assumptions used in valuing the performance shares are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2018 filed with the Securities and Exchange Commission on May 30, 2018. The maximum amount that may be earned is equal to target.
(2)	The amounts shown in this column reflect the aggregate grant date fair value for non-qualified stock options to purchase our common stock granted in the year indicated under our Long Term Incentive Plan. However, for purposes of this table, estimates of forfeitures have been removed. A Black-Scholes valuation approach has been chosen for these calculations. The assumptions used in valuing these grants are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2018 filed with the Securities and Exchange Commission on May 30, 2018.
(3)	Represents amounts under the Annual Incentive Plan earned in fiscal year 2018 and paid in fiscal year 2019.
(4)	Represents the aggregate change in actuarial value under the Columbus McKinnon Corporation Monthly Retirement Benefit Plan from April 1, 2017 to March 31, 2018 for Mr. Wozniak. Messrs. Morelli and Rustowicz are not covered by a Company-sponsored pension plan. In addition, the Company sponsors a non-qualified defined contribution plan of deferred compensation. Participation is detailed in the Non-Qualified Deferred Contribution Plan table.
(5)	Consists of matching contributions under the Columbus McKinnon Thrift 401(k) plan. For Mr. McCormick, represents matching contributions under the Magnetek 401(k) plan.

2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based awards granted in fiscal year 2018 to the executives named in the summary compensation table, including awards under the Annual Incentive Plan, and equity awards of stock options, performance shares and restricted stock units:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units	Awards: Number of Underlying Options		Exercise or Base Price of Option Awards per Share(4) ($)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark D. Morelli President and CEO		337,500	675,000	1,350,000
	5/22/2017				—	15,576	23,364					393,761	(6)
	5/22/2017							15,576				393,761	(6)
	5/22/2017								51,403	(7)	24.33	393,747	(6)
Gregory P. Rustowicz Vice President Finance and Chief Financial Officer		93,358	186,715	373,430
	5/22/2017				—	5,909	8,864					149,380	(6)
	5/22/2017							5,909				149,380	(6)
	5/22/2017								19,500	(7)	24.33	149,370	(6)
Peter M. McCormick Vice President- Crane Solutions		91,500	183,000	366,000
	5/22/2017				—	4,821	7,232					121,875	(6)
	5/22/2017							4,821				121,875	(6)
	11/13/2017							5,330				199,982	(6)
	5/22/2017								15,910	(7)	24.33	121,871	(6)
Alan S. Korman Vice President Corporate Development, General Counsel & CHRO		77,480	154,960	309,920
	5/22/2017				—	3,678	5,517					92,980	(6)
	5/22/2017							3,678				92,980	(6)
	11/13/2017							5,335				200,009	(6)
	5/22/2017								12,138	(7)	24.33	92,977	(6)
Kurt F. Wozniak Vice President - Industrial Products		79,763	159,525	319,050
	5/22/2017				—	3,606	5,409					91,160	(6)
	5/22/2017							3,606				91,160	(6)
	5/22/2017								11,900	(7)	24.33	91,154	(6)
(1)	The grant date is the date on which the equity awards were approved by our Board of Directors.
(2)	Represents the potential payout range under the Annual Incentive Plan discussed above. The final fiscal year 2018 payout can be found in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”
(3)	Represents the potential payout range related to performance shares awarded to NEOs on the grant date, subject to achievement of performance targets. The performance shares are earned based upon the consolidated net revenue performance for the period beginning April 1, 2017 and ended March 31, 2019. Each performance share will be settled in a share of our common stock.
(4)	Represents per-share exercise price of the options and is equal to the average of the high and low price on the grant date.
(5)	Amounts in this column reflect the aggregate grant date fair value of the equity awards. The grant date fair value for each performance share and restricted stock unit is equal to the average of the high and low market price of our common stock on the date of grant. A Black-Scholes valuation approach has been utilized for valuing the options. The assumptions used in valuing these awards are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2018 filed with the Securities and Exchange Commission on May 30, 2018.
(6)	Represents RSUs granted under the fiscal year 2018 long-term incentive program which vest at a rate of 25% per year beginning one year from the date of grant, except that RSUs may vest earlier in the event of death, disability, retirement, or change-in-control.
(7)	Represents the number of shares of our common stock underlying options awarded to the NEOs on the grant date. The options vest at a rate of 25% per year beginning one year from the date of grant, except that options may vest earlier in the event of death, disability, retirement or change-in-control. They expire 10 years from the date of grant, or earlier in the event of death, disability or retirement. The grant date fair value of option awards is $7.66 per share based on the Black Scholes valuation as described in Note 15 to our consolidated financial statements included in our Annual Report in Form 10-K for the year ended March 31, 2018 filed with the Securities and Exchange Commission on May 30, 2018.

2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the executives named in the summary compensation table relating to unexercised stock options, stock that has not vested, and equity incentive plan awards outstanding as of March 31, 2018.

	Option Awards							Restricted Stock Awards			Performance Share Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Option Awards Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Mark D. Morelli President and CEO	17,026	(1)	51,079	(1)	N/A	25.91	2/28/2027	16,729	(9)	599,567
	—		51,403	(2)		24.33	5/21/2027	15,576	(10)	558,244	15,576	(16)	558,244
Gregory P. Rustowicz Vice President Finance and Chief Financial Officer	6,000	(3)			N/A	13.10	10/24/2021	921	(11)	33,009	5,909	(15)	211,779
	11,942	(4)				13.43	5/21/2022	2,035	(12)	72,934	9,064	(16)	324,854
	10,181	(5)				18.95	5/20/2023	6,798	(13)	243,640
	6,997	(6)	2,333	(6)		27.12	5/19/2024	5,909	(10)	211,779
	5,858	(7)	5,858	(7)		24.94	5/18/2025
	7,083	(8)	21,250	(8)		15.16	5/23/2026
			19,500	(2)		24.33	5/21/2027
Peter M. McCormick Vice President - Crane Solutions	5,160	(8)	15,482	(8)	N/A	15.16	5/23/2026	26,000	(11)	931,840	6,603	(15)	236,652
	15,910	(2)				24.33	5/22/2027	4,953	(12)	177,516	4,821	(16)	172,785
								4,821	(13)	172,785
								5,330	(10)	191,027
Alan S. Korman Vice President Corporate Development, General Counsel & CHRO	3,276	(17)			N/A	18.63	1/24/2011
	3,230	(3)			N/A	19.50	5/23/2021	433	(11)	15,519	5,803	(15)	207,980
	2,724	(4)				13.43	5/21/2022	974	(12)	34,908	3,678	(16)	131,820
	4,601	(5)				18.95	5/20/2023	4,353	(13)	156,012
	3,289	(6)	1,097	(6)		27.12	5/19/2024	3,678	(10)	131,820
	2,805	(7)	2,804	(7)		24.94	5/18/2025	5,335	(14)	191,206
	2,535	(8)	13,605	(8)		15.16	5/23/2026
			12,138	(2)		24.33	5/21/2027
Kurt F. Wozniak Vice President- Industrial Products	5,598	(6)	1,866	(6)	N/A	27.12	5/19/2024	737	(11)	26,414	3,606	(15)	129,239
	5,000	(7)	5,000	(7)		24.94	5/18/2025	1,737	(12)	62,254	5,744	(16)	205,865
	4,489	(8)	13,468	(8)		15.16	5/23/2026	4,308	(13)	154,399
	11,900	(2)				24.33	5/22/2027	3,606	(10)	129,239
(1)	These options were granted February 28, 2017 and vest 25% per year beginning February 28, 2018.
(2)	These options were granted May 22, 2017 and vest 25% per year beginning May 22, 2018.
(3)	These options were granted on October, 24, 2011 and vest 33.33% per year beginning October 24, 2014.
(4)	These options were granted May 21, 2012 and vest 25% per year beginning May 21, 2013.
(5)	These options were granted on May 20, 2013 and vest 25% per year beginning May 20, 2014.
(6)	These options were granted on May 19, 2014 and vest 25% per year beginning May 19, 2015.
(7)	These options were granted on May 18, 2015 and vest 25% per year beginning May 18, 2016.
(8)	These options were granted on May 23, 2016 and vest 25% per year beginning May 23, 2017.
(9)	These RSUs were granted February 28, 2017 and vest 25% per year beginning February 28, 2018.
(10)	These RSUs were granted May 22, 2017 and vest 25% per year beginning May 22, 2018.
(11)	These RSUs were granted May 19, 2014 and vest 25% per year beginning May 19, 2015.
(12)	These RSUs were granted May 18, 2015 and vest 25% per year beginning May 18, 2016.
(13)	These RSUs were granted July 18, 2016 and vest 25% per year beginning May 18, 2017.
(14)	These RSUs were granted November 13, 2017 and vest 25% per year beginning November 13, 2018.
(15)	These performance RSUs were granted May 22, 2017 and vest 100% on the third anniversary of the grant, May 22, 2020. The award earned will be adjusted effective March 31, 2019 based upon our consolidated revenue performance for the two year period ended March 31, 2019.
(16)	These performance RSUs were granted July 18, 2016 and vest 100% on the third anniversary of the grant, May 23, 2019. The actual award earned will be adjusted effective March 31, 2018 or March 31, 2019 based upon our consolidated net revenue performance for the preceding two year period ended March 31, 2018 or March 31, 2019.
(17)	These options were granted on October, 24, 2011 and vest 33.33% per year beginning October 24, 2014.

2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Options Exercised and Stock Vested

The following table sets forth information with respect to the executives named in the summary compensation table relating to the exercise of stock options, stock appreciation rights and similar rights, and the vesting of stock in connection therewith, in fiscal year 2018:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2) ($)
Mark D. Morelli President and CEO	—	—	5,604	205,218
Gregory P. Rustowicz Vice President Finance and Chief Financial Officer	—	—	5,494	133,185
Peter M. McCormick Vice President - Crane Solutions	—	—	28,025	1,040,990
Alan S. Korman Vice President Corporate Development, General Counsel & CHRO	11,424	210,590	2,957	71,782
Kurt F. Wozniak Vice President – Industrial Products	14,065	193,599	3,907	94,496
(1)	Represents the difference between the option exercise price and the average of the high and low market prices of our common stock on the date of exercise as quoted on Nasdaq multiplied by the number of shares acquired.
(2)	Represents the average of the high and low market price of our common stock on the vesting date multiplied by the number of shares acquired.

Pension Plan

The Pension Plan is a non-contributory, qualified defined benefit plan which provides certain of our U.S.-based associates with retirement benefits. As defined in the Pension Plan, a participant’s annual pension benefit at age 65 is equal to the product of (i) 1% of the participant’s final average earnings, as calculated by the terms of the Pension Plan, plus 0.5% of that part, if any, of final average earnings in excess of such participant’s “social security covered compensation,” as such term is defined in the Pension Plan, multiplied by (ii) such participant’s years of credited service, limited to 35 years. Plan benefits are not subject to reduction for social security benefits.

The following table sets forth with respect to each of our plans that provide retirement benefits to our NEOs, (i) the years of credited service of each of the executives named in the summary compensation table, (ii) the present value of his or her accumulated benefit and (iii) payments received by him or her during fiscal year 2018:

Name	Plan Name	Number of Years of Credited Service(1)		Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
Mark D. Morelli President and CEO	N/A(3)	—	(3)	—	—
Gregory P. Rustowicz Vice President Finance and Chief Financial Officer	N/A(3)	—	(3)	—	—
Peter M. McCormick Vice President - Crane Solutions	Magnetek Retirement Plan	10.04	(4)	106,593	—
Alan S. Korman Vice President Corporate Development, General Counsel & CHRO	Columbus McKinnon Corporation Monthly Retirement Benefit Plan	0.17	(4)	7,359	—
Kurt F. Wozniak, Vice President - Industrial Products	Columbus McKinnon Corporation Monthly Retirement Benefit Plan	11.58	(4)	269,906	—
(1)	Years of credited service determined as of March 31, 2018. For more information about our retirement program see “Elements of Our Compensation Program for Named Executive Officers” in this document.
(2)	The present value of accumulated benefit under the Columbus McKinnon Corporation Monthly Benefit Plan is calculated as of March 31, 2018 using (i) a discount rate of 4.05%, (ii) the RP-2017 mortality tables with a 50/50 blend of blue and white collar adjustments and generational projection using Scale MP-2017.
(3)	Messrs. Morelli and Rustowicz were not covered by a Company sponsored Pension Plan.
(4)	Mr. Wozniak and Mr. Korman have an accrued benefit under the Columbus McKinnon Corporation Monthly Retirement Benefit Plan that was frozen at March 31, 2012. Mr. McCormick has an accrued benefit under the Magnetek Retirement Plan.

2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Non-Qualified Deferred Compensation

The Company maintains a Non-Qualified Deferred Compensation Plan (the “NQDC”) under which eligible participants (including our Directors and U.S.-based NEOs) may elect to defer a portion of their cash compensation. Payment of balances will occur in accordance with Internal Revenue Code Section 409A requirements. For more information about our retirement program see “Elements of Our Compensation Program for Named Executive Officers” in this document.

Name	Executive Contributions in fiscal year 2018	Company Contributions in fiscal year 2018	Aggregate earnings in fiscal year 2018	Aggregate withdrawals / distributions	Aggregate balance at 3/31/2018
Mark D. Morelli President and CEO	—	3,016	74	—	611
Gregory P. Rustowicz Vice President Finance and Chief Financial Officer	13,204	9,431	3,905	15,284	61,345
Peter M. McCormick Vice President - Crane Solutions	—	—	—	—	—
Alan S. Korman Vice President Corporate Development, General Counsel & CHRO	—	2,304	1,193	—	11,964
Kurt F. Wozniak Vice President - Industrial Products	6,659	8,878	349	6,331	20,831

Other Potential Post-Employment Payments

It is our policy to provide severance benefits to each of our U.S.-based full-time salaried associates and hourly associates not covered by a collective bargaining agreement who involuntarily lose their positions without cause. Eligible associates who sign a release generally receive one week of base salary at the rate then in effect for each full year of continuous service (with any fractions being rounded up). The following table sets forth the gross amount each NEO would receive under various termination scenarios described above using the following assumptions:

•	Termination of employment on March 31, 2018
•	Exercise of all options and vesting of all restricted stock based on the closing market price of $35.84 per share of our common stock on March 31, 2018
•	Not limited by Section 280G of the Internal Revenue Code that may apply.
Name	Voluntary Termination ($)		Retirement ($)		Involuntary Termination ($)		Termination in Connection with Change in Control ($)		Death ($)		Change in Control Only ($)
Mark D. Morelli President and CEO	309,071	(1)	3,892,255	(2)	322,052	(3)	5,668,204	(4)	4,392,255	(5)	—	(6)
Gregory P. Rustowicz Vice President Finance and Chief Financial Officer	1,166,930	(1)	2,842,775	(2)	1,217,199	(3)	4,617,512	(4)	3,216,205	(5)	—	(6)
Peter M. McCormick Vice President- Crane Solutions	1,045,864	(1)	3,381,955	(2)	1,221,825	(3)	5,458,435	(4)	3,694,551	(5)	—	(6)
Alan Korman Vice President Corporate Development, General Counsel & CHRO	505,102	(1)	1,800,294	(2)	546,822	(3)	3,169,466	(4)	2,106,843	(5)	—	(6)
Kurt F. Wozniak Vice President- Industrial Products	1,522,123	(1)	2,694,187	(2)	1,638,699	(3)	4,095,687	(4)	2,874,946	(5)	—	(6)
(1)	Includes (i) the value of vested stock options, (ii) accrued vacation through the date of termination, (iii) the vested portion of his 401(k) Plan account, (iv) any vested benefits under our Pension Plan and (v) any vested benefits under our ESOP. In addition, each NEO would be entitled to receive accrued salary through the date of termination.
(2)	Includes (i) the value of vested stock options, (ii) accrued vacation through the date of termination, (iii) the vested portion of his 401(k) Plan account, (iv) any vested benefits under our Pension Plan and (v) any vested benefits under our ESOP, (vi) unless otherwise provided in an equity award agreement, the value of all options, restricted shares or units and performance shares or units which become fully vested and (vii) awards under the Annual Incentive Plan earned in fiscal year 2018 and paid in fiscal year 2019. In addition, each NEO would be entitled to receive accrued salary through the date of termination.

2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

(3)	Includes (i) severance, (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of his 401(k) Plan account, (v) any vested benefits under our Pension Plan and (vi) any vested benefits under our ESOP. In addition, each NEO would be entitled to receive accrued salary through the date of termination.
(4)	Includes (i) termination payments under the change-in-control agreements (up to the maximum permitted), (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of his or her 401(k) Plan account, (v) any vested benefits under our Pension Plan and (vi) any vested benefits under our ESOP, (vii) awards under the Annual Incentive Plan earned in fiscal year 2018 and paid in fiscal year 2019. Termination payments under the change-in-control agreements include (i) a lump sum severance payment equal to three times the sum of (a) annual salary and (b) the greater of (1) the annual target bonus under the Annual Incentive Plan in effect on the date of termination and (2) the annual target bonus under the Annual Incentive Plan in effect immediately prior to the change-in-control, (ii) a lump sum payment, in cash, equal to thirty-six (36) times the monthly cost of continued coverage if COBRA is elected under the company group health plans, (iii) a lump sum payment equal to the actuarial equivalent of the pension payment which would have accrued under our tax-qualified retirement plans had he continued to be employed by us for three additional years, (iv) unless otherwise provided in an equity award agreement, the value of all options, restricted shares or units and performance shares or units which become fully vested. In addition, each NEO would be entitled to receive accrued salary through the date of termination.
(5)	Includes (i) Company provided group term life insurance benefits, (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of his or her 401(k) Plan account, (v) any vested benefits under our Pension Plan (vi) any vested benefits under our ESOP, (vii) unless otherwise provided in an equity award agreement, the value of all stock options not previously vested, restricted shares or units and earned performance shares or units which become fully vested and (viii) awards under the Annual Incentive Plan earned in fiscal year 2018 and paid in fiscal year 2019. In addition, accrued salary through the date of termination would be paid out.
(6)	No payments or awards are provided unless restricted shares and options held by the NEOs are not assumed by the successor entity. In the event that the successor entity does not assume the restricted shares and options, all options and earned restricted shares would be vested and payable to the NEOs.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 31, 2018, including the Restricted Stock Plan, Omnibus Plan, Non-Qualified Plan and ISO Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining for Future Issuance under Equity Compensation Plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	922,450	21.04	903,975
Equity compensation plans not approved by security holders	—	—	—
Total	922,450	21.04	903,975

CEO Pay Ratio

We believe executive pay must be market competitive and internally fair and equitable to motivate our associates to create shareholder value. The Compensation and Succession Committee monitors the relationship between the pay our executive officers receive and the pay of our associates to ensure we remain competitive, fair and equitable. The Compensation and Succession Committee reviewed the CEO pay total from the Summary Compensation Table to the pay of our median employee’s compensation for fiscal year 2018.

The compensation of our CEO in fiscal year 2018 was approximately 52:1 times the median pay of our employees.

Our CEO to median employee pay ratio is calculated in accordance with the SEC’s 2018 proxy statement requirements pursuant to Item 402(u) of Regulations S-K. We determined the median employee through examination of the calendar year 2017 annual total compensation for all associates, excluding the CEO who were actively employed on December 31, 2017, the final day of the calendar year. We included all employees by applying a recognized test as defined by labor law. We annualized the pay of any associates that were absent without pay or newly hired during the fiscal year. We believe the use of annual total compensation for all associates consistently applies the measure globally.

After identifying the median employee based on annual total compensation we calculated this associates annual total compensation using the same methodology used for our named executive officers as set for the in the 2018 Summary Compensation Table.

2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

OTHER INFORMATION

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED MARCH 31, 2018, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO.

Such written request should be directed to Columbus McKinnon Corporation, 205 Crosspoint Parkway, Buffalo, New York 14068, Attention: Secretary. Each such request must set forth a good faith representation that, as of June 1, 2018, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting. The accompanying Notice and this Proxy Statement are sent by order of our Board of Directors.

ALAN S. KORMAN
Secretary

Dated: June 12, 2018

2018 PROXY STATEMENT

COLUMBUS MCKINNON CORPORATION
205 Crosspoint Parkway
Buffalo, NY 14068
ATTN: ALAN KORMAN

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 07/22/2018 for shares held directly and by 11:59 P.M. ET on 07/18/2018 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 07/22/2018 for shares held directly and by 11:59 P.M. ET on 07/18/2018 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Ernest R. Verebelyi 02 Mark D. Morelli 03 Richard H. Fleming 04 Nicholas T. Pinchuk 05 Liam G. McCarthy
06 R. Scott Trumbull 07 Heath A. Mitts 08 Kathryn V. Roedel 09 Aziz S. Aghili

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000384567_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

COLUMBUS MCKINNON CORPORATION
Annual Meeting of Shareholders
July 23, 2018 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints MARK D. MORELLI and GREGORY P. RUSTOWICZ and each of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Shareholders of COLUMBUS MCKINNON CORPORATION (the "Company") to be held at Four Seasons Hotel Chicago, 120 East Delaware Place, Chicago, Illinois on July 23, 2018 at 10:00 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000384567_2 R1.0.1.17